--------------------------------------------------------------------------------

                            Second Quarterly Report

                        on the Economy, Fiscal Situation,
                                  and Outlook

--------------------------------------------------------------------------------


                               FISCAL YEAR 2004/05
                                   SIX MONTHS
                             APRIL - SEPTEMBER 2004


                                     [LOGO]
                                    BRITISH
                                    COLUMBIA
                              Ministry of Finance

                                 www.gov.bc.ca

     BRITISH COLUMBIA CATALOGUING IN PUBLICATION DATA

British Columbia. Ministry of Finance.
     Quarterly report on the economy, fiscal situation and Crown corporations. -- ongoing-

     Quarterly.
     Title on cover: Quarterly report.
     Continues: British Columbia. Ministry of Finance.
Quarterly financial report. ISSN 0833-1375.
     ISSN 1192-2176 -- Quarterly Report on the economy, fiscal situation and Crown corporations.

     1. Finance, Public -- British Columbia -- Accounting
-- Periodicals. 2. British Columbia -- Economic conditions
-- 1945-  -- Periodicals.*
 3. Corporations, Government -- British Columbia --
Accounting -- Periodicals. I. Title.

     HJ13.B77   354.711'007231'05

TABLE OF CONTENTS

SECOND QUARTERLY REPORT 2004/04                                    November 2004

SUMMARY .........................................................................3

PART ONE -- UPDATED FINANCIAL FORECAST
     Introduction ...............................................................5
     Revenue ....................................................................7
     Expense ....................................................................9
     Full-Time Equivalents (FTE's) .............................................11
     Provincial Capital Spending ...............................................11
     Provincial Debt ...........................................................13
     Risks to the Fiscal Plan ..................................................14
     Tables:
        1.1 2004/05 Forecast Update ............................................ 6
        1.2 2004/05 Pressures Being Managed .................................... 9
        1.3 2004/05 Pressures Allocated to the Contingencies Vote ..............10
        1.4 2004/05 Capital Spending Update ....................................12
        1.5 2004/05 Provincial Debt Update .....................................13
     Topic Box:
        A New Framework for Equalization .......................................15

PART TWO -- ECONOMIC REVIEW AND OUTLOOK
     Overview ..................................................................17
     International Economic Developments .......................................18
        United States and Canada ...............................................18
        Financial Markets                                                       20
     British Columbia Economic Developments ....................................22
        External Trade .........................................................22
        Labour Market ..........................................................24
        Domestic Demand ........................................................24
     British Columbia Economic Forecast ........................................25
     Risks to the Forecast .....................................................26
     Tables:
          2.1 Private Sector Exchange Rate Forecasts ...........................21
          2.2 British Columbia Economic Indicators .............................22
          2.3 Current Economic Statistics ......................................28
     Topic Boxes:
        2003 Provincial Economic Accounts Update ...............................29
        Factors Affecting the Economic Outlook .................................30

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                        SECOND QUARTERLY REPORT 2004/05

2                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

APPENDIX

     FINANCIAL RESULTS: SIX MONTHS ENDED SEPTEMBER 30, 2004 AND 2004/05
     FULL-YEAR FORECAST

     Tables:
         A.1  Operating Statement .............................................. 33
         A.2  Forecast Update - Changes from BUDGET 2004 ....................... 34
         A.3  Revenue by Source ................................................ 36
         A.4  Expense by Ministry, Program and Agency .......................... 37
         A.5  Revenue Assumptions - Changes from BUDGET 2004 ................... 38
         A.6  Expense Assumptions - Changes from BUDGET 2004 ................... 40
         A.7  Expense by Function .............................................. 41
         A.8  Taxpayer-supported Entity Operating Statements ................... 42
         A.9  Full-Time Equivalents ............................................ 45
         A.10 Capital Spending ................................................. 46
         A.11 Capital Expenditure Projects Greater Than $50 Million ............ 47
         A.12 Provincial Debt .................................................. 48
         A.13 Statement of Financial Position .................................. 49






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                        SECOND QUARTERLY REPORT 2004/05

SUMMARY


SECOND QUARTERLY REPORT 2004/04                                      [LOGO]
                                                                     BRITISH
November 2004                                                       COLUMBIA

2004/05 UPDATED FINANCIAL FORECAST
--------------------------------------------------------------------------------

                                                                                    UPDATED
($ millions)                                                              BUDGET   FORECAST    VARIANCE
                                                                          ------   --------    --------
   Revenue ..........................................................     30,577     32,619       2,042
   Expense ..........................................................    (30,377)   (30,375)          2
                                                                        ---------  ----------   ---------
SURPLUS BEFORE FORECAST ALLOWANCE ...................................        200      2,244       2,044
   Forecast allowance ...............................................       (100)      (300)       (200)
                                                                        ---------  ----------   ---------
SURPLUS..............................................................        100      1,944       1,844
                                                                        ---------  ----------   ---------
                                                                        ---------  ----------   ---------
PROVINCIAL DEBT:
   Taxpayer-supported debt ..........................................    32,172     29,451      (2,721)
   Taxpayer-supported debt as a per cent of GDP......................      21.9%      19.2%       (2.7%)
   Total debt .......................................................    39,452     37,018      (2,434)
   Total debt as a per cent of GDP ..................................      26.8%      24.1%       (2.7%)

- The 2004/05 surplus is now forecast to be $1.9 billion, $1.1 billion higher than the $865 million surplus forecast in the first QUARTERLY REPORT. The higher forecast is mainly due to a net $805 million increase in federal transfer revenues, resulting from changes to the equalization program confirmed at the First Ministers' October 26, 2004 meeting.

- Other revenue changes since the first QUARTERLY REPORT reflect increases in corporate income tax and forest revenues and ICBC net income, offset by reductions in energy revenue and lower BC Hydro net income. The BC Hydro reduction includes approximately $35 million in refunds resulting from a rate reduction ordered by the BC Utilities Commission, which will be credited to customer bills in January 2005. The forecast also includes the effect of reducing the provincial sales tax rate to 7.0% from 7.5% ($120 million).

- The consolidated revenue fund spending forecast is little changed from the first QUARTERLY REPORT. Debt interest and fire fighting forecasts are slightly lower than expected at the time of the first QUARTERLY REPORT. Ministries continue to forecast on-budget spending, except for this summer's fire fighting costs and the distribution of BC Rail investment partnership proceeds.

- Recently announced new government initiatives that cannot be accommodated within existing ministry budgets, and require funding in 2004/05, have been included as commitments against the contingencies vote. Any additional ministry commitments will be funded out of existing ministry budgets, the contingencies vote or, if required, additional legislative authorization in the form of SUPPLEMENTARY ESTIMATES that would be tabled when the Legislature reconvenes in the spring.

- Total government debt is forecast to be $37 billion at year end, $2.4 billion less than budget. The total debt-to-GDP ratio is expected to fall to 24.1%, and the key taxpayer-supported debt-to-GDP ratio is forecast at 19.2%.

- The BC economy has continued to turn in positive results. For January to September of this year, annual growth rates for major economic indicators signal a strong performance for 2004 as a whole, providing upside potential to the 2004 real GDP growth forecast of 2.9%. The 2005 growth forecast of 3.0% remains prudent, given risks to the outlook created by exchange rate fluctuations and higher oil prices.

- In early November, Standard and Poor's upgraded its BC credit rating to AA with a stable outlook from AA-. In making this decision, the rating agency noted BC's record for consistently meeting annual budgetary targets.

- In preparation for the next budget, the Minister of Finance will be consulting with the independent Economic Forecast Council on December 3, 2004. An updated economic forecast, the third QUARTERLY REPORT for 2004/05 and an updated three-year fiscal plan will be released with the next budget on February 15, 2005. The plan will set out allocations reflecting British Columbians' priorities identified in budget consultations undertaken this fall.

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

PART ONE -- UPDATED FINANCIAL FORECAST(1)


SECOND QUARTERLY REPORT 2004/04                                    November 2004

INTRODUCTION

The 2004/05 forecast received another major boost since the first QUARTERLY REPORT primarily as a result of a net $805 million increase in federal transfer revenues, resulting from interim changes to the equalization program confirmed at the First Ministers' Meeting held on October 26, 2004 (see the topic box at the end of this chapter for more details).

The 2004/05 surplus is now forecast to be $1.9 billion, an increase of $1.1 billion compared to the $865 million surplus forecast in the first QUARTERLY REPORT. As in the first QUARTERLY REPORT, a forecast allowance of $300 million is included in the forecast surplus, as continued protection against revenue volatility.

In addition to the additional federal transfers, revenue changes since the first QUARTERLY REPORT include increases in corporate income tax and forest revenues and ICBC net income, offset by reductions in energy revenue and lower BC Hydro net income. The BC Hydro reduction includes approximately $35 million in refunds resulting from a rate reduction ordered by the BC Utilities Commission. The rebate will be credited to customers in January 2005. The revenue forecast also includes the effect of reducing the provincial sales tax rate to 7.0 per cent from 7.5 per cent ($120 million).

The Consolidated Revenue Fund spending forecast is little changed from the first QUARTERLY REPORT. Debt interest and fire fighting forecasts are slightly lower than expected at the time of the first QUARTERLY REPORT. Ministries continue to forecast on-budget spending, except for this summer's fire fighting costs and the distribution of BC Rail investment partnership proceeds.

Recently announced new government initiatives that require funding in 2004/05, but cannot be accommodated within existing ministry budgets, have been included as commitments against the contingencies vote. Any additional 2004/05 ministry commitments will be funded out of existing ministry budgets, the contingencies vote or, if required, additional legislative authorization in the form of SUPPLEMENTARY ESTIMATES tabled in the spring legislative session.

The forecast for the schools, universities, colleges and health authorities (the SUCH sector) has also improved since the first QUARTERLY REPORT mainly due to lower than anticipated net spending by health authorities and school districts.

Total government debt is forecast to be $37 billion at year end, $2.4 billion less than budget. The total debt-to-GDP ratio is forecast to fall to 24.1 per cent, the lowest since 1990/91. The key taxpayer-supported debt-to-GDP ratio is forecast at 19.2 per cent, the same level as for 2000/01.

The main changes to the fiscal plan are summarized in Table 1.1.

----------------
(1) Reflects information available and government policy as at November 19, 2004.


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                        SECOND QUARTERLY REPORT 2004/05

6                        UPDATED FINANCIAL FORECAST
--------------------------------------------------------------------------------

FEDERAL HEALTH CARE FUNDING

Federal-provincial negotiations on future health care funding at the First Ministers Meeting of September 15, 2004, will result in an additional $2.3 billion in federal transfers to British Columbia over six years. The government will reinvest all additional federal health care contributions into the provincial health care system. Planning for the use of the funds is underway and will be reflected in the upcoming provincial budget to be released on February 15, 2005.

TABLE 1.1     2004/05 FORECAST UPDATE

----------------------------------------------------------------------------------------------------------------------------

                                                                                                                    UPDATED
    ($ millions)                                                                                        CHANGES    FORECAST
----------------------------------------------------------------------------------------------------------------------------
BUDGET 2004 FISCAL PLAN (FEBRUARY 17, 2004) ....................................................                     100
FIRST MINISTERS' ACCORD ON HEALTH CARE RENEWAL:
  Additional revenues from the federal government ..............................................       148
  Additional BC commitments to health care .....................................................      (148)           -
                                                                                                   ---------    ---------
FISCAL PLAN (MAY 20, 2004 SUPPLY ACT) ..........................................................                     100
                                                                                                                ---------
FIRST QUARTERLY REPORT FORECAST UPDATES:(1)
  Total revenue increases ......................................................................     1,173
  Total expense increases ......................................................................      (208)
  Forecast allowance increase ..................................................................      (200)
                                                                                                   ---------
NET CHANGE .....................................................................................                     765
                                                                                                                ---------
2004/05 SURPLUS - FIRST QUARTERLY REPORT .......................................................                     865
                                                                                                                ---------
SECOND QUARTERLY REPORT FORECAST UPDATES:

REVENUE INCREASES (DECREASES):
  Corporate income tax - mainly higher 2003 tax assessments ....................................       148
  Social service tax - rate reduction to 7.0% from 7.5% ........................................      (120)
  Energy and mineral sources - mainly weaker sales of Crown land leases and
    lower electricity prices affecting sales under the Columbia River Treaty ...................       (75)
  Forest revenue - higher harvest volumes ......................................................        31
  Impact of restoring the Columbia Basin power projects to commercial status ...................       (63)
  Federal transfers - impact of new framework for equalization (up $941 million) net of
    health and social transfers (down $136 million) ............................................       805
  All other taxpayer supported sources .........................................................        67

  Commercial Crown corporation net income:
  BC Hydro - reflects BCUC decision, including rate increase rebates ...........................       (66)
  ICBC - primarily lower claims cost projections ...............................................       137
  Other Crown corporation changes - primarily Columbia Power Corporation net income ............         5
                                                                                                   ---------    ---------
      TOTAL REVENUE CHANGES ....................................................................                     869
                                                                                                                ---------
LESS EXPENSE INCREASES (DECREASES):
  Forest fire and related costs ................................................................      (10)
  Interest costs - mainly reduced debt levels ..................................................      (23)
                                                                                                   ---------
      CRF EXPENSE CHANGES ......................................................................      (33)
  Taxpayer-supported Crown corporations and agencies (net of internal transfers):
    Impact of restoring the Columbia Basin power projects to commercial status .................      (51)
    School districts - lower net spending estimates due to updated enrolment figures ...........      (23)
    Health authorities - lower net spending estimates ..........................................      (87)
    Other taxpayer-supported Crown corporation and agency changes ..............................      (16)
                                                                                                   ---------    ---------
      TOTAL EXPENSE CHANGES ....................................................................                   (210)
                                                                                                                ---------
NET CHANGE .....................................................................................                  1,079
                                                                                                                ---------
2004/05 SURPLUS - SECOND QUARTERLY REPORT ......................................................                  1,944
                                                                                                                ---------
                                                                                                                ---------

(1) Further details on the first QUARTERLY REPORT forecast updates are provided in Appendix Table A.2.

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

                        UPDATED FINANCIAL FORECAST                             7
--------------------------------------------------------------------------------

REVENUE

The 2004/05 updated revenue forecast incorporates year-to-date results for the first six months, preliminary tax assessments from the federal government for 2003 and prior years, updated forecasts from ministries and Crown corporations, and changes to the equalization program confirmed at the First Ministers' Meeting on October 26, 2004. The forecast does not include BC's share of federal health funding announced on September 15, 2004 at the First Ministers' Meeting, pending finalization of the accounting treatment.

The revenue forecast is $869 million higher than the first QUARTERLY REPORT forecast and $2,042 million higher than budget. The main changes from the first QUARTERLY REPORT forecast for 2004/05 are:

   o Corporate income tax revenue is up $148 million mainly due to higher than forecast preliminary results for the 2003 tax year received from the Canada Revenue Agency as of September 30, 2004.

   o Social service tax revenue is forecast to be $120 million lower reflecting the tax rate reduction to 7.0 per cent from 7.5 per cent, effective October 21, 2004.

   o Revenue from energy and mineral sources is down $75 million reflecting weaker bonus bid sales ($62 million) due to lower auction volumes and reduced electricity sales under the Columbia River Treaty ($30 million) due to lower prices. These reductions are partially offset by a $17 million increase in revenue from minerals and other sources.

   o Forests revenue is forecast to be up $31 million mainly due to higher harvest volumes. The updated forecast assumes a 1.8 million cubic metre volume increase over the first QUARTERLY REPORT forecast, and up 5.8 million cubic metres from budget. In the first six months, year-to-date harvest volumes were 6.6 million cubic metres higher than budget.

   o The effect of restoring the Columbia Basin power projects to commercial status reduces other natural resource revenue by $63 million. The decrease is partially offset by a $51 million reduction in taxpayer-supported Crown corporation expense. Under commercial status, half the power project net income is reported by Columbia Basin Trust (CBT) as investment income, while the other half is reported by Columbia Power Corporation (CPC) as commercial Crown corporation net income.

   o Equalization revenue (net of health and social transfer revenue reductions) is up $805 million. Changes to the equalization program confirmed at the First Ministers' Meeting on October 26, 2004 resulted in an increase in equalization revenues of $941 million. Because of the interaction between the calculation of equalization transfers and the calculation of health and social transfers, the increase in equalization revenue is partially offset by a $136 million decrease in health and social transfer revenues (see the topic box at the end of this chapter for more details). The forecast does not include BC's share of the new federal health funding announced at the First Ministers' Meeting on September 15, 2004, pending finalization of the accounting treatment.

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

8                        UPDATED FINANCIAL FORECAST
--------------------------------------------------------------------------------

   o Revenue from all other taxpayer-supported sources is up $67 million as higher corporation capital tax audit recoveries, new forecast information on school district revenues, and improved sales from the Crown Land Special Account are partly offset by lower health-care related fees and decreased revenues from water rentals.

COMMERCIAL CROWN CORPORATIONS NET INCOME

In total, commercial Crown corporation net income projections improved by $76 million since the first QUARTERLY REPORT, primarily due to changes affecting BC Hydro and ICBC.

   o BC Hydro's current projected income before deferral account transfers for 2004/05 is $66 million less than the forecast presented in the first QUARTERLY REPORT. The change reflects the BC Utilities Commission (BCUC) decision with respect to BC Hydro's rate application, which included a
      7.23 per cent interim increase effective April 1, 2004 and a second increase of 1.67 per cent in the fall of 2004.

      The BCUC decision reduced these increases to 4.85 per cent and provided additional direction on the cost aspects of BC Hydro's operations. The forecast assumes that the rate reduction ordered by the BCUC will result in approximately $35 million in refunds, which will be credited to customer bills in January 2005.

      On September 9, 2004, the U.S. Ninth Circuit Court of Appeals directed the U.S. Federal Energy Regulatory Commission (FERC) to revisit certain of its decisions related to the California power crisis of 2000/01. The ruling may impact a number of issues previously decided by FERC, including refunds that may be ordered and Powerex's settlement on allegations of unfair trading practices. Powerex and its legal counsel continue to monitor the situation. No adjustments to BC Hydro's financial statements and projections have been made as a result of this ruling.

   o ICBC's impact on the government's bottom line is forecast to improve by $137 million over the outlook presented in the first QUARTERLY REPORT. Claims trends continue to positively impact projections for settling claims costs. As well, ICBC is forecasting a higher number of premiums and investment income, as well as lower insurance operations costs.

For the first six months of the fiscal year total taxpayer-supported revenue and commercial Crown corporation net income was $913 million ahead of budget (see Appendix Table A.3).

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

                           UPDATED FINANCIAL FORECAST                          9
--------------------------------------------------------------------------------

EXPENSE

Government expense includes spending for ministries and other programs of the Consolidated Revenue Fund (CRF), combined with the expense of taxpayer-supported Crown corporations and agencies and the SUCH sector (schools, universities, colleges and health authorities/hospital societies). The total expense forecast of $30.4 billion is on budget and $210 million lower than the first QUARTERLY REPORT (see Table 1.1).

CONSOLIDATED REVENUE FUND EXPENSE

CRF spending is forecast to be $33 million less than the first QUARTERLY REPORT forecast, with debt interest and fire fighting costs slightly lower than previously forecast. Excluding fire fighting costs and the distribution of BC Rail partnership proceeds, ministries continue to forecast on budget spending.

The main changes to the 2004/05 forecast since the first QUARTERLY REPORT are:

   o Forest fire costs - based on the latest information, the updated forecast for forest fire costs will be $165 million, $110 million above budget. This represents a $10 million reduction from the estimated costs in the first QUARTERLY REPORT.

   o Management of public funds and debt (debt interest) is forecast to be $23 million lower than the first QUARTERLY REPORT and $96 million below budget, reflecting lower debt balances at the start of the year and significantly lower borrowing requirements for government operating purposes.

Except for those areas noted earlier, ministries are forecast to be on budget at the end of 2004/05. As shown in Table 1.2, other pressures being managed total $71 million for 2004/05 and include:

   o Advanced Education - pressure reflects government's commitment to invest in the creation of the Irving K. Barber BC Scholarship Program.

   o Agriculture, Food and Fisheries - pressure reflects potentially higher than forecast payments for crop insurance.

   o Human Resources - pressure reflects an increase in monthly benefits paid to persons with disabilities starting in December 2004.

   o Public Safety and Solicitor General - pressure reflects potentially higher than forecast costs for emergency protection related to fires and floods.

   o Corporate - pressure reflects potentially higher than forecast costs for the employer portion of employee benefits.

TABLE 1.2   2004/05 PRESSURES BEING MANAGED

---------------------------------------------------------------------------------------------------
                                                                                  ($ millions)
Advanced Education - Irving K. Barber BC Scholarship Program ......................... 15
Agriculture, Food and Fisheries - crop insurance ...................................... 7
Human Resources - persons with disabilities rate increase ............................ 18
Public Safety and Solicitor General - emergency protection ............................ 6
Corporate - employee benefits ........................................................ 25
                                                                                     ------
TOTAL PRESSURES BEING MANAGED ........................................................ 71
                                                                                     ------
                                                                                     ------
---------------------------------------------------------------------------------------------------

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                        SECOND QUARTERLY REPORT 2004/05

10                        UPDATED FINANCIAL FORECAST
--------------------------------------------------------------------------------

Spending commitments and pressures totaling $109 million have been notionally allocated to the contingencies vote (see Table 1.3). These allocations include:

   o $32 million for government's commitment to return 100 per cent of net traffic fine revenue to municipalities starting in 2004/05.

   o $25 million for government's commitment to provide community grants to the Union of BC Municipalities.

   o As part of the 1995 Vancouver Island Gas Pipeline Assistance Agreement, the province is required to make payments to Terasen Inc. for the value of a volume of natural gas set out in the agreement. Higher than forecast natural gas prices are expected to increase the estimated payment required for 2004/05 by $11 million. However, this is more than offset by increased provincial revenues resulting from the higher natural gas prices.

   o Up to $14 million for the provincial response to avian flu and Bovine Spongiform Encephalopathy (mad cow disease).

   o Up to $10 million for costs related to the Pickton, Air India and Eron trials. Potential costs were unknown at the time of the budget and will be reviewed later in the year when further information becomes available.

   o $14 million for government commitments to the BC Trust for Public Lands, Living Rivers, and Species at Risk (mountain caribou).

   o $3 million for government's commitment to the 2010 Olympics Live sites program.

TABLE 1.3   2004/05 PRESSURES ALLOCATED TO THE CONTINGENCIES VOTE

---------------------------------------------------------------------------------------------------
                                                                                 ($ millions)
Traffic fine sharing ................................................................ 32
Community grants .................................................................... 25
Vancouver Island Gas Pipeline Assistance Agreement - higher payments due to higher natural gas prices ................................................. 11
BSE assistance ...................................................................... 11
Avian flu response ................................................................... 3
Pickton trial ........................................................................ 3
Air India and other trials ........................................................... 7
BC Trust for Public Lands ............................................................ 8
Living Rivers ........................................................................ 5
Species at Risk ...................................................................... 1
2010 Olympics Live sites ............................................................. 3
                                                                                   ------
     Subtotal ...................................................................... 109
Unallocated ........................................................................ 131
                                                                                   ------
TOTAL CONTINGENCIES BUDGET ......................................................... 240
                                                                                   ------
                                                                                   ------
---------------------------------------------------------------------------------------------------

During the first six months of the fiscal year, total CRF spending (ministries, special offices and other programs) was $140 million lower than budget, reflecting below-budget spending in most programs and lower debt interest costs, partially offset by higher forest fire costs (see Appendix Table A.4).

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

                        UPDATED FINANCIAL FORECAST                            11
--------------------------------------------------------------------------------

OTHER EXPENSE

In total, taxpayer-supported Crown corporation and agency expense (net of internal transfers) is $177 million lower than the projection in the first QUARTERLY REPORT. The main changes are:

   o The effect of restoring the Columbia Basin power projects to commercial status reduces taxpayer-supported Crown corporation expense by $51 million. This expense is now reflected in the power project net income amounts reported by CBT and CPC.

   o School district expenses, net of transfers from government, are down $23 million from the first QUARTERLY REPORT. This change reflects known enrolment numbers and revised salary and benefit cost estimates.

   o Health authorities expenses, net of transfers from government, are down $87 million from the first QUARTERLY REPORT.

FULL-TIME EQUIVALENTS (FTES)

The updated projection for taxpayer-supported FTEs - including ministries and special offices, taxpayer-supported Crown corporations and agencies, and children and family development authorities - is down 210 FTEs from the February budget and the first QUARTERLY REPORT (see Appendix Table A.9).

FTE projections for ministries and special offices are down 175 FTEs from budget. This is primarily due to lower than expected staffing levels in a number of ministries, partially offset by increases for forest fire fighting and clearing highway meridians. The reduction includes a transfer of 15 FTEs to the interim children and family development authorities.

FTE projections for taxpayer-supported Crown corporations are down 50 FTEs, primarily reflecting the impact of moving the Organized Crime Agency of BC Society under the umbrella of the Combined Forces Special Enforcement Unit.

PROVINCIAL CAPITAL SPENDING

Capital spending is used to build, acquire or replace assets such as roads, schools, post-secondary facilities, hospitals and related major equipment. Generally accepted accounting principles require the cost of capital to be spread out over the useful lives of the related assets through annual amortization expenses.

Total capital spending is forecast to be $3.1 billion in 2004/05, $150 million higher than the BUDGET 2004 projection and $125 million higher than the first QUARTERLY REPORT forecast (see Table 1.4 and Appendix Table A.10).

Excluding the effect of restoring the Columbia Basin power project spending to commercial status, taxpayer-supported capital spending is up $120 million from the first QUARTERLY REPORT. The main changes are a $50 million increase in health facilities spending (reflecting updated capital plans of health authorities and commencement of the Academic Ambulatory Care Centre project) and a $109 million increase in transportation infrastructure (reflecting accelerated spending on a number of projects including the SEA-TO-SKY Highway, the Okanagan Lake Bridge, and the Gateway strategy). These increases are partially offset by a $39 million reduction in other areas.

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

12                        UPDATED FINANCIAL FORECAST
--------------------------------------------------------------------------------

TABLE 1.4   2004/05 CAPITAL SPENDING UPDATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            UPDATED
     ($ millions)                                                                                         CHANGES          FORECAST
------------------------------------------------------------------------------------------------------------------------------------
BUDGET 2004 CAPITAL SPENDING ...............................................................................................  2,934
   FIRST QUARTERLY REPORT FORECAST UPDATES:
   Taxpayer-supported first QUARTERLY REPORT changes ....................................................     99
   Self-supported first QUARTERLY REPORT changes  ........................................................   (74)
                                                                                                          -------           -------
   NET CHANGE .............................................................................................................      25
                                                                                                                            -------
UPDATED CAPITAL SPENDING - FIRST QUARTERLY REPORT .........................................................................   2,959
   SECOND QUARTERLY REPORT FORECAST UPDATES:
   Taxpayer-supported changes:
        Education facilities ..............................................................................  (12)
        Health facilities - updated health authorities capital plans and commencement of the Academic
          Ambulatory Care Centre project ..................................................................   50
        BC Transportation Financing Authority - accelerated highway projects ..............................  109
        Government operating (ministry minor capital) .....................................................  (12)
        Columbia River power projects - impact of restoring the projects to commercial status .............  (92)
        Other .............................................................................................  (15)
                                                                                                          -------           -------
        TOTAL TAXPAYER-SUPPORTED CHANGES ..................................................................................      28
                                                                                                                            -------
   Self-supported changes:
        BC Hydro - delayed generation and transmission projects ..........................................   (32)
        Columbia River power projects - impact of restoring the projects to commercial status ............    96
        Other ............................................................................................    33
                                                                                                          -------           -------
        TOTAL SELF-SUPPORTED CHANGES ......................................................................................      97
                                                                                                                            -------
   NET CHANGE .............................................................................................................     125
                                                                                                                            -------
UPDATED CAPITAL SPENDING - SECOND QUARTERLY REPORT ........................................................................   3,084
                                                                                                                            -------
                                                                                                                            -------
------------------------------------------------------------------------------------------------------------------------------------

Total self-supported Crown corporation capital spending is little changed from the first QUARTERLY REPORT. Increased expenditures by BC Lotteries for gaming equipment ($48 million) will be offset by lower spending on BC Hydro ($32 million), BC Rail ($8 million) and ICBC ($7 million) projects. Forecast spending on the Columbia Basin power projects is $4 million higher than the first QUARTERLY REPORT.

On November 3, 2004, BC Hydro announced that Duke Point Power Limited Partnership was the successful proponent in the call for tenders to provide electricity to Vancouver Island, subject to BCUC approval. As such, BC Hydro will not proceed with its Vancouver Island Generation project. Some of the costs already incurred will be recovered from the private sector proponent. The Georgia Strait Crossing pipeline project has been deferred pending the BCUC review of the Duke Point project and alternative natural gas supply options.

Significant capital projects (those with multi-year budgets totaling $50 million or more) are shown in Appendix Table A.11. The table reflects the transfer of responsibility for BC Hydro's Vancouver Island Generation project to the private sector, tenant improvements at Surrey Central City for a Simon Fraser University satellite campus, and commencement of the Academic Ambulatory Care Centre project.

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

                        UPDATED FINANCIAL FORECAST                            13
--------------------------------------------------------------------------------

PROVINCIAL DEBT

The government and its Crown corporations borrow to finance their own operations, to finance construction of capital projects or other investments, and to refinance maturing debt.

Total provincial debt is projected to be $37 billion at March 31, 2005. This amount is $2.4 billion lower than the BUDGET 2004 projection (see Table 1.5 and Appendix Table A. 12). The updated debt forecast is $211 million lower than the first QUARTERLY REPORT mainly reflecting the improved operating surplus forecast and reduced working capital requirements for health facilities. These are partially offset by additional borrowing for road construction, a higher take-up of Homeowner Protection Office loan guarantees, and additional working capital requirements for BC Buildings and BC Hydro.

Although the 2004/05 operating surplus forecast is $1.1 billion higher than the first QUARTERLY REPORT, total debt is only expected to be $0.2 billion lower. This is because the debt forecast assumes that $0.6 billion of the expected 2004/05 operating surplus will be temporarily invested and applied to offset debt requirements in future years rather than the current fiscal year, and that $0.3 billion will be used for additional capital spending and working capital requirements. However, should the government allocate some of this surplus to other areas, the debt forecast would change accordingly.

TABLE 1.5     2004/05 PROVINCIAL DEBT UPDATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   UPDATED
     ($ MILLIONS)                                                                                CHANGES          FORECAST
------------------------------------------------------------------------------------------------------------------------------------
BUDGET 2004 TOTAL DEBT ............................................................................                   39,452
   FIRST QUARTERLY REPORT FORECAST UPDATES:
   Taxpayer-supported debt changes:
        Opening balance adjustment ................................................................    (487)(1)
        First QUARTERLY REPORT changes ............................................................  (1,734)           (2,221)
                                                                                                     ---------
   Self-supported debt changes:
        Opening balance adjustment ................................................................      478 (1)
        First Quarterly Report changes ............................................................     (680)            (202)
                                                                                                     ---------
   Forecast allowance increase ....................................................................                       200
                                                                                                                      ---------
   NET CHANGE .....................................................................................                    (2,223)
                                                                                                                      ---------
UPDATED TOTAL DEBT - FIRST QUARTERLY REPORT .......................................................                    37,229
   SECOND QUARTERLY REPORT FORECAST UPDATES:
   Taxpayer-supported debt changes:
        Government operating - higher operating surplus partially offset by higher cash balances...     (291)
        Health facilities - mainly lower working capital requirements .............................      (48)
        BC Transportation Financing Authority - mainly higher highway capital spending ............       34
        BC Buildings - mainly delayed sinking fund contributions ..................................       43
        Homeowner Protection Office - higher demand for third-party loan guarantees ...............       23
        Columbia River power projects - impact of restoring the projects to commercial status .....     (252)
        Other .....................................................................................       (9)
                                                                                                    ---------         ---------
        TOTAL TAXPAYER-SUPPORTED CHANGES ..........................................................                      (500)
                                                                                                                      ---------
   Self-supported debt changes:
        BC Hydro - mainly impact of BCUC decision on electricity rates ............................       37
        Columbia River power projects - impact of restoring the projects to commercial status .....      252
                                                                                                    ---------         ---------
        TOTAL SELF-SUPPORTED CHANGES ..............................................................                       289
                                                                                                                      ---------
   NET CHANGE .....................................................................................                      (211)
                                                                                                                      ---------
UPDATED TOTAL DEBT - SECOND QUARTERLY REPORT ......................................................                    37,018
                                                                                                                      ---------
                                                                                                                      ---------
------------------------------------------------------------------------------------------------------------------------------------

(1) March 31, 2004 year-end changes between the February 2004 budget forecast and the 2003/04 PUBLIC ACCOUNTS .


--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

14                        UPDATED FINANCIAL FORECAST
--------------------------------------------------------------------------------

The total debt to GDP ratio is forecast to fall to 24.1 per cent, the lowest since 1990/91. The key taxpayer supported debt-to-GDP ratio(1) is forecast at
19.2 per cent, the same level as for 2000/01.

The debt forecast incorporates the current capital spending plan and includes the Academic Ambulatory Care Centre. The Abbotsford Regional Hospital and Cancer Centre project is not included in the forecast, as an agreement had not been finalized when the second QUARTERLY REPORT forecast was completed.

RISKS TO THE FISCAL PLAN

The major risks to the fiscal plan stem from changes to economic variables, including the economic growth of BC's trading partners, commodity prices (especially natural gas, lumber and electricity), exchange rate fluctuations and domestic demand in the province.

Since September, lumber prices have fallen more quickly than forecast and energy prices have been volatile. The forecast surplus could decline should commodity prices decline further. The forecast allowance is available to mitigate this risk.

In addition to the detailed description of ongoing risks to the fiscal plan found in the February budget document, other risks include:


o final personal and corporate income tax assessments for the 2003 taxation year, which could affect the bases in subsequent years; and

o the outcome of the softwood lumber dispute with the United States. The NAFTA panel ruling of August 31, 2004 was favourable to the Canadian industry, thereby creating upside potential for revenue. The forecast assumes no resolution to the current softwood dispute.

BC Hydro's net income is significantly affected by weather patterns, which can change both reservoir levels and demand for power, and in turn BC Hydro's energy costs for domestic consumption as well as electricity trade margins. Severe winter weather could also affect ICBC's results by impacting the claims trend.

Spending risks include:

o Utilization rates for government services such as health care or community social services.

o Current trends in interest rates that are resulting in lower debt service costs for the health and education programs as well as the rest of government. These could change in the event of unexpected developments in financial markets.

In addition, changes in accounting treatment or revised interpretations of generally accepted accounting principles could have impacts on the bottom line.

-----------
(1) The ratio of a province's taxpayer-supported debt relative to its GDP is a measure of a province's ability to manage its debt load. B.C.'s taxpayer-supported debt-to-GDP ratio is one of the lowest in Canada, and this translates into a strong credit rating and lower debt service costs.

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

                        UPDATED FINANCIAL FORECAST                            15
--------------------------------------------------------------------------------

                        A NEW FRAMEWORK FOR EQUALIZATION

SUMMARY

Fundamental changes to the Equalization program were confirmed at the First Ministers' Meeting held on October 26, 2004. These changes are expected to result in a $941 million increase in Equalization revenue for BC for 2004/05 and a $590 million increase in 2005/06, compared to what was forecast in the first QUARTERLY REPORT.

2004/05 EQUALIZATION ENTITLEMENT CHANGES

--------------------------------------------------------------------------------
                               ENTITLEMENT         ENTITLEMENT
                                 AT FIRST           AT SECOND
($ MILLIONS)                QUARTERLY REPORT     QUARTERLY REPORT     DIFFERENCE
--------------------------------------------------------------------------------
2001/02.................         195                    240              45
2002/03                            -                     70              70
2003/04 ................         176                    320             144
                             -------                -------           --------
Sub-total...............         371                    630             259
2004/05 (1).............          39                    721             682
                             -------                -------           --------
Total equalization......         410                  1,351             941
                             -------                -------           --------
                             -------                -------           --------
--------------------------------------------------------------------------------

(1) Includes one-time top-up of $39 million.

2005/06 EQUALIZATION ENTITLEMENT CHANGES

--------------------------------------------------------------------------------
                               ENTITLEMENT         ENTITLEMENT
                                 AT FIRST           AT SECOND
($ MILLIONS)                QUARTERLY REPORT     QUARTERLY REPORT     DIFFERENCE
--------------------------------------------------------------------------------
2005/06(1)...............          6                    596               590
--------------------------------------------------------------------------------

(1) Includes one-time top-up of $6 million.

Because of the interaction between the calculation of Equalization transfers and the calculation of health and social transfers, this increase in Equalization revenue will be partially offset by decreases in health and social transfer revenue - the net revenue impact of these Equalization changes will be $805 million in 2004/05, and $384 million in 2005/06.

 NET REVENUE IMPACT OF EQUALIZATION ENTITLEMENT CHANGES

--------------------------------------------------------------------------------
($ MILLIONS)                                2004/05   2005/06
--------------------------------------------------------------------------------
Equalization revenue                           941       590
Health and social transfers                   (136)     (206)
                                             -----     -----
Net revenue impact                             805       384
                                             -----     -----
                                             -----     -----
--------------------------------------------------------------------------------

THE NEW EQUALIZATION FRAMEWORK

Starting in 2005/06, total Equalization entitlements for all (Equalization-recipient) provinces combined will be set in advance for the subsequent five-year period. This is a significant departure from the current Equalization program, since the total size of the program will no longer be based on the size of relative provincial disparities.

For 2005/06, total Equalization entitlements will be set at $10.9 billion, the level of 2000/01 total entitlements, and an historic high level for the program. From 2006/07 through 2009/10, total Equalization entitlements will be increased by 3.5 per cent per year. This will mean total entitlements of $11.3 billion in 2006/07, $11.7 billion in 2007/08, $12.1 billion in 2008/09 and $12.5 billion in
2009/10. The growth rate for the subsequent five-year period will be set some time in advance of 2010/11.

An independent panel of experts will be established to provide advice to the federal government on how these pre-set total amounts of Equalization will be allocated among "have-not" provinces for 2006/07 onward; they will also advise on how "have not" status is to be determined. The panel is to provide its advice by December 2005.

Interim arrangements have been established for 2004/05 and 2005/06. These are outlined below.

INTERIM ARRANGEMENTS FOR 2004/05

A "double-floor" approach will be used for Equalization entitlements for 2004/05:

o A total floor, to ensure that total entitlements for all recipient provinces combined will not fall below $10 billion; and

o Individual province floors, to ensure that no individual province will see the total sum of entitlements for the four "open years"(1) fall below the levels forecast in the 2004 federal budget.

------------------
(1) This refers to "open years" at the time of the federal 2004 budget (March 23, 2004), namely 2001/02 through 2004/05. Entitlements for 2001/02 have since been finalized, at the end of September 2004 (i.e. 2001/02 is no longer an "open year").

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

16                       UPDATED FINANCIAL FORECAST
--------------------------------------------------------------------------------

It is expected that there will be no more federal calculations of Equalization entitlements for 2004/05 and prior years; that is, entitlements for all open years will be finalized according to calculations based on the latest (October
2004) official federal estimates(2).

ALLOCATION FOR 2005/06

The Expert Panel will look at allocation of the total Equalization quantum for 2006/07 onward. As such, an interim (one-time) allocation approach is required for 2005/06. The $10.9 billion in total Equalization entitlements for 2005/06 will be allocated as follows:

o Current recipient provinces will receive "base entitlements" calculated as the average level of entitlements produced by the current Equalization formula for 2002/03, 2003/04 and 2004/05, using the most recent (October
   2004) official federal estimates.

o These "base entitlements" will be topped up by an additional $2.2 billion to reach the total $10.9 billion quantum. One-half of this $2.2 billion top-up will be allocated on a per capita basis, with the other half allocated on the basis of relative shares of average 2002/03, 2003/04 and 2004/05 Equalization entitlements (October 2004 official federal estimates).

As with 2004/05 and prior years, it is expected that 2005/06 will be finalized according to calculations based on the October 2004 official estimates; there will be no more estimates of Equalization entitlements for 2005/06.

IMPACT ON BRITISH COLUMBIA'S EQUALIZATION REVENUES

At the time of the first QUARTERLY REPORT, BC was forecast to receive no "normal", or formula-driven, Equalization revenue for 2004/05, 2005/06 or 2006/07, due to improved relative economic and fiscal performance and changes to the formula that were to be phased in over three years, starting in 2005/06.

Under the new Equalization framework, BC will receive considerable Equalization amounts in both 2004/05 and 2005/06.

EQUALIZATION REVENUE

--------------------------------------------------------------------------------
($ MILLIONS)                                                  2004/05   2005/06
--------------------------------------------------------------------------------
Changes to prior years (2001/02 - 2003/04)                      259         -
Current year                                                    721       596
                                                              ------     ------
Total                                                           980       596
                                                              ------     ------
                                                              ------     ------
--------------------------------------------------------------------------------

The change in the method of calculating Equalization for 2004/05 (and prior years) has a large impact on BC primarily because entitlements are being frozen at the relatively high levels estimated by the federal government in February 2004 for the four open years, particularly 2004/05. These February estimates are based on old data which would have gradually been updated and finalized over time, had the current system of eight estimates over 3.5 years been allowed to follow its course.

BC Equalization revenue for 2005/06 is considerably higher than forecast in the first QUARTERLY REPORT because it is calculated using historical entitlements, rather than expected (relative) economic and fiscal performance in 2005/06.

BC Equalization revenue for 2006/07 onward is uncertain at this time, since allocation decisions will not be made by the federal government until after the Expert Panel reports in early 1996.

NOTE: ALTHOUGH THIS NEW EQUALIZATION FRAMEWORK WAS CONFIRMED AT THE OCTOBER FIRST MINISTERS' MEETING, CHANGES TO THE EQUALIZATION PROGRAM WILL NOT BE FINALIZED UNTIL LEGISLATION IS PASSED BY THE FEDERAL GOVERNMENT TO BRING THEM INTO EFFECT.

-----------------

(2) Under the current system, there are eight estimates provided over a 3.5 year period for each fiscal year. This means that Equalization entitlements for any given year are not finalized until 30 months after the end of that fiscal year. In other words, 2002/03 entitlements would not be finalized until September 2005, 2003/04 entitlements until September 2006, and 2004/05 entitlements until September 2007.

--------------------------------------------------------------------------------
                         SECOND QUARTERLY REPORT 2004/05

                        UPDATED FINANCIAL FORECAST                            17
--------------------------------------------------------------------------------

PART TWO -- ECONOMIC REVIEW AND OUTLOOK(1)


SECOND QUARTERLY REPORT 2004/04                                    November 2004


OVERVIEW

Based on the Ministry of Finance's September economic outlook, BC real GDP is forecast to grow by 2.9 per cent in 2004 and 3.0 per cent in 2005. However, robust growth rates in economic indicators over the first nine months of this year now suggest that stronger results for 2004 may be attained.

Private sector forecasters have raised their outlook on average for the BC economy since the first QUARTERLY REPORT. The private sector average now calls for growth of 3.3 per cent in 2004 and 3.6 per cent in 2005, compared to 3.0 and
3.4 per cent at the time of the first QUARTERLY REPORT.

CHART 2.1  PRIVATE SECTOR UPGRADES BC FOREST


                                    [CHART]


Among the provinces BC is expected to have the second highest growth after Alberta in both 2004 and 2005.

CHART 2.2  BC EXPECTED TO POST THE SECOND HIGHEST GROWTH AMONG PROVINCES


                                    [CHART]


--------------------
(1)  Reflects informaton available as of November 18, 2004.

--------------------------------------------------------------------------------
                         SECOND QUARTERLY REPORT 2004/05

18                        ECONOMIC REVIEW AND OUTLOOK
--------------------------------------------------------------------------------

While growth in the main economic indicators for British Columbia over the first nine months of 2004 was robust, the majority of these indicators posted more moderate growth in the July to September quarter relative to the April to June period of 2004. Oil prices and the Canadian dollar remain at high levels, and have the potential to dampen expectations of stronger economic growth across Canada next year if they are sustained. This risk that economic forecasts for Canada and the U.S. could be downgraded in coming months reinforces the need for a prudent approach in setting growth assumptions for 2005.

In preparation for the 2005 budget, the Minister of Finance will be meeting with the independent Economic Forecast Council on December 3, 2004 to obtain their views on the North American and British Columbia economic outlook. An updated five-year economic forecast, incorporating their advice, will be developed for the February 15, 2005 budget.

INTERNATIONAL ECONOMIC DEVELOPMENTS

UNITED STATES AND CANADA

The U.S. economy posted annualized growth of 3.7 per cent during the July to September quarter, according to advance estimates. This is up from 3.3 per cent growth during the April to June quarter of this year. Consumer spending was the main contributor to growth with auto incentives boosting durable goods consumption.

Job creation in the U.S. picked up at the beginning of this year but was quite disappointing during the summer months. However, October saw a rebound with 337,000 new jobs created. Rebuilding efforts after the hurricanes helped boost construction jobs in October, though manufacturing jobs were disappointing with a decline of 5,000 jobs.

Despite low interest rates, the red hot housing sector in the U.S. appears to be cooling somewhat this year. Housing starts in the U.S. declined in the first two quarters of 2004, increasing only moderately during the July to September period. However, U.S. housing starts remain at a high level relative to historical values with October posting 2.0 million starts.

Continued sluggishness in the manufacturing sector, uneven employment growth, high energy prices, falling consumer confidence, expectations of higher interest rates and fiscal tightening have contributed to forecasters downgrading their outlook for the U.S. economy. The November CONSENSUS ECONOMICS forecast is 4.4 per cent in 2004 compared to a peak of 4.7 per cent reached in the June survey.

The outlook for U.S. growth in 2005 has also weakened since the summer. In their November survey, CONSENSUS ECONOMICS predicted growth of 3.4 per cent next year compared to 3.8 per cent in June. The Ministry of Finance assumed growth of 3.2 per cent for the U.S. in 2005 in the first QUARTERLY REPORT. Given the uncertainty surrounding the sustainability of U.S. economic growth in 2005, this lower than consensus assumption remains prudent.

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

                       ECONOMIC REVIEW AND OUTLOOK                            19
--------------------------------------------------------------------------------

CHART 2.3  CONSENSUS OUTLOOK FOR 2004 GROWTH


                                    [CHART]

The outlook for the Canadian economy has been steady over the past several months. The November CONSENSUS ECONOMICS survey expects Canada to post slower growth than the U.S. in 2004 at 3.0 per cent, accelerating to 3.3 per cent in 2005. In 2004, growth in the Canadian economy was dampened by the further appreciation of the Canadian dollar, as well as higher interest rates in Canada relative to the U.S.

CHART 2.4  CONSENSUS OUTLOOK FOR US GROWTH IN 2005 DOWNGRADED


                                    [CHART]


--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

20                       ECONOMIC REVIEW AND OUTLOOK
--------------------------------------------------------------------------------


Canada's real GDP grew at an annual rate of 3.7 per cent in the first half of 2004. Growth was broadly based with strength in exports, consumer spending and business investment driving the increase. The Bank of Canada stated in their October MONETARY POLICY REPORT that the Canadian economy is expected to post growth of about 3 per cent in the third quarter on the strength of recent economic indicators.

Employment in Canada is up 1.8 per cent over the January to October period of this year, an increase of 286,080 jobs over the same period in 2003. Domestic demand in Canada remains healthy. During the first nine months of this year, retail sales posted robust growth of 4.0 per cent compared to the same period last year.

Economic conditions in Europe are expected to improve somewhat this year after poor growth in 2003. CONSENSUS ECONOMICS predicted euro zone growth of 1.9 per cent for 2004 in their November survey. However, the German economy continues to underperform and the impact of high oil prices as well as a soft manufacturing sector in the U.K. are concerns.

The Japanese economy is expected to experience its highest growth in fourteen years in 2004. The November CONSENSUS ECONOMICS survey predicts growth of 4.3 per cent this year, and 1.8 per cent for 2005. Domestic demand remains subdued in Japan, raising concerns about the sustainability of strong economic growth.

China is expected to post exceptional growth in 2004 easing off slightly in 2005. Some analysts predict growth averaging 9.1 per cent this year and 7.8 per cent in 2005.

FINANCIAL MARKETS

CHART 2.5  CENTRAL BANKS START TIGHTENING CYCLES



                                    [CHART]



--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

                      ECONOMIC REVIEW AND OUTLOOK                             21
--------------------------------------------------------------------------------

The U.S. Federal Reserve Board has raised its key interest rate 100 basis points so far this year, to 2.00 per cent. Despite these increases the Federal Funds rate remains historically very low and monetary policy remains accommodative. In their November 10th statement the Federal Open Market Committee (FOMC) expressed their perception of the risks to their outlook as balanced and reiterated that policy accommodation can be removed at a measured pace.

The Bank of Canada raised its key target overnight rate 25 basis points in both September and October, resulting in an overnight target rate of 2.50 per cent. Most analysts are predicting that the Bank of Canada will continue to remove monetary stimulus from the economy at a moderate pace, as long as economic growth is sustained and inflation remains low.

CHART 2.6  CANADIAN DOLLAR HITS A TEN YEAR HIGH


                                    [CHART]


The Canadian dollar averaged 76.5 cents US over the July to September period. The Canadian dollar broke through the 80 cent US mark near the end of October and hit a high of 83.9 cents US on November 17th.

Given the appreciation of the Canadian dollar over the past couple of months, private sector forecasts for 2004 have moved up to average 76.6 cents US from
75.2 cents US in the FIRST QUARTERLY REPORT. For 2005, the average of the private sector currency forecasts is currently 81.8 cents US compared to 77.8 cents US at the time of the first quarterly. See Table 2.1 for more details on exchange rate forecasts.

 TABLE 2.1  PRIVATE SECTOR EXCHANGE RATE FORECASTS

--------------------------------------------------------------------------------
Average annual exchange rate (US cents/Can $)                   2004      2005
--------------------------------------------------------------------------------
Global Insight .............................................    76.8      82.7
Nesbitt Burns ..............................................    77.1      86.0
RBC Capital Markets* .......................................    76.9      82.7
Scotiabank* ................................................    76.4      81.2
TD Economics* ..............................................    76.7      80.4
BMO ........................................................    75.9      77.7
AVERAGE (AS OF NOVEMBER 18, 2004) ..........................    76.6      81.8
AVERAGE (AS OF AUGUST 18, 2004) ............................    75.2      77.8
--------------------------------------------------------------------------------

* End of period forecasts have been adjusted for consistency



--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

22                        ECONOMIC REVIEW AND OUTLOOK
--------------------------------------------------------------------------------

BRITISH COLUMBIA ECONOMIC DEVELOPMENTS

Although growth in several indicators moderated in the July to September quarter, the year-to-date growth rates for the first nine months of the year point to strong results for the year as a whole (see Table 2.2).

TABLE 2.2  BRITISH COLUMBIA ECONOMIC INDICATORS

---------------------------------------------------------------------------------------------------------------
                                                                                             YEAR-TO-DATE
                                               APR. TO JUNE 2004    JULY TO SEPT. 2004     JAN. TO SEPT. 2004
                                                 CHANGE FROM           CHANGE FROM            CHANGE FROM
ALL DATA SEASONALLY ADJUSTED                   JAN. TO MAR. 2004     APR. TO JUNE 2004     JAN. TO SEPT. 2003
---------------------------------------------------------------------------------------------------------------
                                                                        Per cent change
Employment                                          +0.4                 +0.9                      +2.4
Manufacturing Shipments                             +7.6                 +3.2                     +12.1
Exports                                            +15.9                 +2.5                     +10.1
Retail Sales                                        +3.3                 +1.8                      +6.1
Housing Starts                                     +12.8                 -2.3                     +30.6
Non-Residential Building Permits                    +5.5                 +6.7                      +6.4
---------------------------------------------------------------------------------------------------------------

Sources: Statistics Canada; BC Stats

Employment growth for the first nine months is 2.4 per cent, the strongest among Canadian provinces. Exports are up 10.1 per cent year-to-date through September with robust forestry exports driving much of the increase. Retail sales increased 6.1 per cent during the January to September period of 2004 compared to the same period of 2003. Housing starts are up 30.6 per cent year-to-date through September.

EXTERNAL TRADE

Over the January to September period of this year, the value of merchandise exports have increased 10.1 per cent compared to the same period of 2003. Much of the increase was driven by robust lumber exports due to high lumber prices and strong U.S. demand fueled by the housing sector. Forestry exports increased
18.4 per cent over the January to September period of 2004 relative to the same period last year.

CHART 2.7  EXPORTS


                                    [CHART]



--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

                      ECONOMIC REVIEW AND OUTLOOK                             23
--------------------------------------------------------------------------------

The value of British Columbia's exports increased 2.5 per cent in the July to September period of 2004 compared to the previous three months. More moderate export growth was seen in all sectors during the July to September quarter relative to the April to June quarter but forestry contributed the most significantly to the slower growth.

CHART 2.8  LUMBER PIECES


                                    [CHART]


Lumber prices climbed in early 2004, rising above US$400 in April and remaining high throughout the summer. High lumber prices and robust U.S. demand combined to drive forestry exports higher. Over the first nine months of this year, forestry exports have increased 18.4 per cent from a year earlier. In September lumber prices began falling off and were down to US$304 on November 12th, from a peak of US$465 on May 7th.

CHART 2.9  NATURAL GAS PRICES


                                    [CHART]


--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

24                      ECONOMIC REVIEW AND OUTLOOK
--------------------------------------------------------------------------------

Energy exports have fallen 7.8 per cent year-to-date to September, although they posted robust growth in the months of July and August, resulting in an increase of 12.3 per cent during the July to September period. In part the decline in energy exports compared to 2003 reflects the decline of natural gas prices to more historical levels from a peak of $8.3 C/GJ in March of last year.

LABOUR MARKET

On a year-to-date basis to October, the British Columbia economy added 48,370 jobs, a growth rate of 2.4 per cent, compared to the January to October period of 2003. All of the gains over this period were in full-time employment, which increased by 65,570 jobs. The increase in full-time employment was partially offset by the loss of 17,200 part-time jobs over the first ten months of this year.

CHART 2.10  EMPLOYMENT


                                    [CHART]


Employment increased by 19,033 jobs during the July to September quarter relative to the previous quarter, or 0.9 per cent. Job gains over the quarter were seen in both full-time and part-time employment as well as self-employment. Employment growth outpaced labour force growth during the quarter, resulting in an unemployment rate of 7.4 per cent, down from 7.7 per cent in the April to June period.

DOMESTIC DEMAND

Over the first nine months of 2004 retail sales in BC have risen 6.1 per cent compared to the same period in 2003. This compares favourably to Canada's 4.0 per cent growth. In BC, sales of home-related products have driven much of the increase with furniture, home building and garden centers and home electronics stores posting robust growth.

Retail sales rose 1.8 per cent in the July to September quarter relative to the April to June period of 2004. Low financing rates and the strong housing market are expected to continue supporting sales for the remainder of this year.


--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

                      ECONOMIC REVIEW AND OUTLOOK                             25
--------------------------------------------------------------------------------

Housing starts compared to last year have increased 25.1 per cent year-to-date to October. After strong growth earlier in the year, housing starts fell 2.3 per cent in the July to September quarter. In October, housing starts declined for the second consecutive month, falling 20.2 per cent to their lowest level this year at 27,200 units. The recent volatility in housing starts data reflects multiple unit construction activity, mainly in Vancouver.

CHART 2.11  HOUSING STARTS


                                    [CHART]


Residential building permits also fell 20.9 per cent during the July to September quarter compared to the previous three months, indicating that home construction may have reached its peak.

Non-residential building permits have also shown robust growth for the first nine months of this year, and rose 6.7 per cent during the July to September period from the previous three months. Institutional and government permits jumped 25.0 per cent in the third quarter while industrial permits rose 14.2 per cent. These increases were partially offset by a decline of 1.9 per cent in commercial permits. Overall, the strength in non-residential building permits over the July to September quarter was outweighed by the drop in residential permits, causing the total value of building permits to fall 14.4 per cent during the quarter.

BRITISH COLUMBIA ECONOMIC FORECAST

In the first QUARTERLY REPORT, the British Columbia economy was forecast to expand 2.9 per cent in 2004 and 3.0 per cent in 2005. This forecast was based on U.S. growth assumptions of 4.1 per cent in 2004, compared to the August CONSENSUS ECONOMICS forecast of 4.4 per cent. The Consensus outlook for U.S. growth in 2004 remained unchanged at 4.4 per cent in their November survey.

Recently released economic indicators, including robust third quarter U.S. growth and healthy year-to-date growth in the housing and retail trade sectors, suggest economic growth in BC this year could be stronger than forecast at the time of the first QUARTERLY REPORT. However, a higher than expected Canadian dollar and falling lumber prices could dampen BC exports for the remainder of 2004 and into 2005.


--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

26                      ECONOMIC REVIEW AND OUTLOOK
--------------------------------------------------------------------------------

The Ministry of Finance's 3.0 per cent real GDP forecast for BC in 2005 in the first QUARTERLY REPORT was based on an assumption of 3.2 per cent growth in the U.S. next year. Concerns about the sustainability of U.S. economic growth in 2005 suggest that this lower than Consensus assumption remains prudent.

For Canada, the Ministry of Finance assumed growth of 2.6 per cent in 2004 and
3.0 per cent in 2005 in the first QUARTERLY REPORT. These assumptions remain below the current CONSENSUS ECONOMICS forecast of 3.0 per cent in 2004 and 3.3 per cent in 2005. The recent strength of the Canadian dollar continues to imply that a prudent approach to 2005 growth assumptions is appropriate.

Private sector forecasters have raised their outlook on average for the BC economy. The private sector average now calls for growth of 3.3 per cent in 2004 and 3.6 per cent in 2005, compared to 2.9 and 3.3 per cent at the time of the budget. Private sector forecasts of growth next year range from a low of 2.9 per cent to a high of 4.1 per cent (see Chart 2.12).


CHART 2.12  2005 BC REAL GDP FORECASTS


                                    [CHART]


The Minister of Finance will be meeting with the independent Economic Forecast Council on December 3, 2004 to obtain their views on the North American and British Columbia economic outlook. An updated five-year economic forecast, incorporating their advice, will be developed for the February 15, 2005 budget.


RISKS TO THE FORECAST

The economic outlook for 2005 and beyond has both upside and downside risks associated with it. The most significant risks to the British Columbia economic outlook remain the strength of the U.S. economic recovery and the volatility of commodity prices.

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

                      ECONOMIC REVIEW AND OUTLOOK                             27
--------------------------------------------------------------------------------

The British Columbia economy could grow faster than forecast if:

    o   The U.S. economy resumes a higher growth path.

    o A resolution to the softwood lumber dispute is reached; alongside growing U.S. demand, this would provide an opportunity for further growth in British Columbia's forest industry.

    o British Columbia business confidence and investment strengthen further; this would provide a base for stronger economic growth in the province.

    o Interprovincial net in-migration strengthens significantly; this would generate additional demand for goods and services and boost economic growth.

    o Visitors to BC increase as Vancouver gains further international recognition as a tourism destination through promotion of the 2010 Winter Olympics.

Alternatively, the British Columbia economy could grow slower than forecast if:


    o Oil prices are sustained at a high level and dampen North American growth prospects.

    o The Canadian dollar movements become increasingly volatile or the dollar appreciates rapidly.

    o   Interest rates in the U.S. and Canada rise more quickly than forecast.

    o Commodity prices decline more sharply than forecast or become more volatile.

    o The recent monetary tightening, as well as the effects of high oil prices on China, slows the Chinese economy significantly.

    o Geopolitical uncertainty in the U.S. accelerates due to events in the Middle East.

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                        SECOND QUARTERLY REPORT 2004/05

28                      ECONOMIC REVIEW AND OUTLOOK
--------------------------------------------------------------------------------

TABLE 2.3   CURRENT ECONOMIC STATISTICS

----------------------------------------------------------------------------------------------------------------------
                                                                                       YEAR-TO-DATE
                                                                             -----------------------------------------
                                                          LATEST PERIOD                2003        2004     CHANGE
----------------------------------------------------------------------------------------------------------------------
BRITISH COLUMBIA

LABOUR MARKET
Employment (s.a.(1), thousands) ....................  October            2,092         2,016        2,064     2.4%
Unemployment rate (s.a., per cent) .................  October              6.9           8.3          7.5     -0.8
Total net in-migration (persons) ................... Apr. - Jun.        10,249        15,651       17,656    2,005
   Interprovincial (persons) ....................... Apr. - Jun.         3,369         (467)        3,119    3,586
   International (persons) ......................... Apr. - Jun.         6,880        16,118       14,537   -1,581
Wages and salaries (s.a. $ millions) ...............    June             5,681        32,450       33,718     3.9%
Average weekly wage rate ...........................   October             704           684          684     0.0%

CONSUMER SECTOR
Retail sales (s.a., $ million) ..................... September           4,001        32,934       34,956     6.1%
Car and truck sales (s.a., units) .................. September          14,984       136,419      133,193    -2.4%
Housing starts (all areas, s.a., annual rate) ......  October           27,200        26,020       32,560    25.1%
Existing home sales (s.a., units) .................. September           7,875        68,954       73,024     5.9%
Building permits (s.a., $ millions) ................ September             652         4,742        6,067    27.9%
B.C. consumer price index (annual per cent change).. September             1.9           2.4          1.9     -0.5

INDUSTRIAL ACTIVITY
Foreign merchandise exports (s.a., $ million) ...... September           2,791        21,627       23,819    10.1%
Manufacturing shipments (s.a., $ million) .......... September           3,669        27,913       31,281    12.1%
Lumber production (thousand cubic metres) ..........   August            3,114        24,077       25,971     7.9%
Pulp and paper shipments (000's of tonnes) ......... September             630         5,697        5,623    -1.3%
Copper production (million kg) .....................   August             19.3         161.0        150.5    -6.5%

TOURISM
Entries of U.S. and overseas residents (s.a.,
thousands) ......................................... September             644         5,493        5,592     1.8%
BC ferry passengers
   to/from Vancouver Island (thousands) ............  October              905         9,497        9,707     2.2%

COMMODITY PRICES
Lumber (U.S. $/thousand board feet) ................  October              335           263          405    53.9%
Pulp (U.S. $/tonne) ................................  October              595           517          619    19.8%
Newsprint (U.S. $/tonne) ...........................  October              558           496          545    10.0%
Copper (U.S. $/lb.) ................................  October             1.36          0.78         1.27    63.5%

FINANCIAL DATA
Canadian dollar (U.S. cents) .......................  October             80.2          70.5         75.7      5.3
Canadian prime rate (per cent) .....................  October             4.25          4.73         3.95    -0.77
Canadian treasury bills (per cent) .................  October             2.58          2.91         2.16    -0.75
Treasury Bill Spread - Canada Minus U.s. (per cent).  October             0.82          1.89         0.94    -0.95
---------------------------------------------------------------------------------------------------------------------

(1)  s.a. - seasonally adjusted

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                        SECOND QUARTERLY REPORT 2004/05

                              ECONOMIC REPORT                                 29
--------------------------------------------------------------------------------

                    2003 PROVINCIAL ECONOMIC ACCOUNTS UPDATE

2003 PROVINCIAL ECONOMIC ACCOUNTS

Statistics Canada released new estimates of provincial GDP for 2000 to 2003 on November 9, 2004. Economic growth in British Columbia for 2003 was revised up to
2.5 per cent from the preliminary estimate of 2.2 per cent released in April. The majority of provinces had their 2003 growth revised upwards from the preliminary estimate (see Chart 1). British Columbia tied for fourth place among the provinces in 2003, and grew faster than Canada as a whole.

CHART 1 -- 2003 REAL GDP GROWTH REVISED UP IN MOST PROVINCES

                                    [CHART]

Chart 2 shows the revisions to real GDP from 2000 to 2003. The most significant revision was to 2001 where the previous estimate of a small decline in growth was revised up to a 0.9 per cent increase. Upward revisions to growth estimates were also seen in 2002 and 2003.

CHART 2 -- BC REAL GDP


                                    [CHART]

NOMINAL GDP

Nominal GDP growth for British Columbia was revised up in each year from 2000 to 2003 with the largest change in growth rates in 2001. Cumulatively, the upward revisions result in an increase of $3.1 billion in the level of nominal GDP by 2003.

CHART 3 -- BC NOMINAL GDP

                                    [CHART]

DEBT TO GDP RATIO

The upward revisions to nominal GDP will lower the ratio of taxpayer-supported debt to GDP for 2000 to 2003. Chart 4 shows the effect of the revision on the taxpayer-supported debt to GDP ratio. The effect of the GDP changes is to reduce the taxpayer-supported GDP ratio by 0.4 percentage points for 2001/02 through 2004/05. In 2004/05, this lowered the ratio from 19.9 per cent to 19.5 per cent. The forecast for taxpayer-supported debt in 2004/05, which includes the lower debt forecast, is currently 19.2 per cent relative to 19.9 per cent in the first QUARTERLY REPORT and 21.9 per cent at budget.

CHART 4 -- LOWER DEBT TO GDP RATIO


                                    [CHART]

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                        SECOND QUARTERLY REPORT 2004/05

30                              ECONOMIC REPORT
--------------------------------------------------------------------------------

                     FACTORS AFFECTING THE ECONOMIC OUTLOOK

INTRODUCTION

Both the price of oil and the Canadian dollar have risen significantly since the publication of the first QUARTERLY REPORT. This topic box looks at the potential impact of these changes on the North American and British Columbia economic outlooks.


RECENT OIL PRICE DEVELOPMENTS

World oil prices have risen to new highs in 2004 due to increased demand, supply disruptions, tight inventories and geopolitical uncertainty. There has been much debate recently about the impacts that these higher oil prices will have on the Canadian, U.S. and world economies. Countries that are net oil importers will be hurt by higher oil prices, while countries that are net exporters may benefit from higher prices. According to the U.S. Energy Information Administration, the U.S. imports over 50 per cent of the oil it consumes, while Canada is a net exporter of oil.

Below is a chart of a benchmark price, the Cushing, Oklahoma West Texas Intermediate Spot price in U.S. dollars. The price recently peaked at $56.37 US on October 26th. In real dollar terms though, according to the Bank of Canada, the price of oil is still about 20 per cent below the historical peak reached in 1981.

CHART 1 -- OIL PRICES HIT NEW PEAK

                                    [CHART]

ECONOMIC IMPACTS

High oil prices impact the economy in several ways. Higher gasoline and energy costs will have a direct negative impact on consumers and businesses, while the oil sector and related service industries will be positively impacted. Also, higher oil prices will impact the U.S. economy with a subsequent indirect impact on the Canadian and BC economies.

Canadian economists vary in their opinion of the direct impact of higher oil prices on the economy. Some view the impact as being positive, since Canada is a net exporter of oil; others view the negative impact of higher oil prices as outweighing the positive economic benefits.

According to the Energy Information Association (EIA), a "rule of thumb" suggests that a 10 per cent increase in the price of oil could lower the U.S. GDP growth rate by between 0.05 and 0.1 percentage points over time. Therefore, if the average price of oil remained at $50 U.S. through to the end of 2005, this would represent an increase of almost 20 per cent compared to the average 2004 price of $42.20 U.S. This could therefore lower U.S. economic growth by between 0.1 to 0.2 percentage points in 2005.

Roughly half of this negative impact on the U.S. economy could pass through to BC(1). At the same time, the direct impact of the elevated oil price on the BC economy is likely similar to the direct impact on the U.S., between -0.1 and -0.2 per cent. This suggests a total impact of at most -0.3 per cent on BC real GDP in 2005 if oil prices stayed at $50 through to the end of 2005.

However, this impact could be mitigated if higher oil prices are coupled with higher natural gas prices. This would bolster BC's rapidly growing natural gas sector.


THE RISE OF THE CANADIAN DOLLAR

The Canadian dollar has risen from a low of 62 cents US in late January of 2002 to 83.9 cents on November 17th of this year, an increase of approximately 35 per cent. The increase has been due to a number of factors including: weakness in the U.S. dollar, high prices for commodities, strong economic growth in

-------------
(1)  Ministry of Finance estimated impact

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

                              ECONOMIC REPORT                                 31
--------------------------------------------------------------------------------

Canada relative to the world economy and strong Canadian fiscal and international trade balances. Since late January 2002, the U.S. dollar, on a trade-weighted basis with major currencies including Canada, has declined almost 28 per cent. A higher Canadian dollar carries both positive and negative implications for the Canadian and BC economies.

IMPACTS OF A HIGHER DOLLAR

A higher Canadian dollar generally hurts the Canadian and BC economies. Consumers benefit from increased purchasing power, but generally imports rise and exports fall as foreign goods become cheaper. Businesses investing in machinery and equipment from the U.S. will benefit with lower costs.

CHART 2 -- CANADIAN DOLLAR

                                    [CHART]

For example, Global Insight estimates that each 1 per cent appreciation in the Canadian dollar versus the U.S. dollar, holding other factors constant and holding the loonie constant against other currencies, would lower Canadian real GDP growth by 0.25 to 0.3 percentage points by the second year. Other economists, along with the Ministry of Finance have similar estimates for Canada and BC. If the dollar stays at 84 cents US through to the end of the year, the dollar would average approximately 77.0 cents US for the year. This would represent about a 2 cent US, or 2.4 per cent increase from the private sector average around the time of the first Quarterly Report of 75.2 cents. Using Global Insight's estimates, Canadian real GDP growth for 2005 could be 0.6 to
0.7 percentage points lower, assuming no other changes.

However, strong world and U.S. demand, along with stronger than previously anticipated commodity prices have supported Canadian and BC exporters. Also, it appears that Canadian and BC producers have been able to mitigate the impact of the higher dollar through increased investment and productivity gains(2). The general U.S. dollar depreciation against its trading partners should provide a boost to U.S. economic growth going forward. As such, the Canadian dollar's appreciation has not occurred in isolation, and therefore the estimated impacts shown above most likely overstate the effect the dollar is having on the Canadian economy.

This is emphasized by the private sector average for BC real GDP growth rising from 3.0 per cent at the time of the first QUARTERLY REPORT to 3.3 per cent for 2004, and from 3.4 per cent to 3.6 per cent for 2005. This has occurred despite the fact that the private sector forecast average for the exchange rate went from 75.2 cents to 76.6 cents US for 2004, and from 77.8 cents to 81.8 cents US for 2005.


CONCLUSION

As can be seen from the analysis above, both higher oil prices and the recent strengthening of the Canadian dollar may have a negative effect on BC's growth prospects. As a result, prudent assumptions for BC's economic outlook remain appropriate.

Private sector forecasters are currently expecting growth of 3.3 per cent on average for 2004 and 3.6 per cent for 2005. This compares to the Ministry of Finance forecast of BC real GDP growth of 2.9 per cent for 2004 and 3.0 per cent for 2005 in the first QUARTERLY REPORT. The difference between the Ministry of Finance's outlook and the private sector average appears sufficient at this point to absorb the potential impacts of the recent high oil prices and rising Canadian dollar.

-------------
(1) For example the interior wood industry consolidated, invested heavily in new machinery and technology, and is seen to have become more efficient than other jurisdictions.

APPENDIX:     FINANCIAL RESULTS
              FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2004
              AND 2004/05 FULL-YEAR FORECAST

SECOND QUARTERLY REPORT 2004/05                                    November 2004


Table A. 1     Operating Statement
Table A. 2     Forecast Update - Changes from Budget 2004
Table A. 3     Revenue by Source
Table A. 4     Expense by Ministry, Program and Agency
Table A. 5     Revenue Assumptions - Changes from Budget 2004
Table A. 6     Expense Assumptions - Changes from Budget 2004
Table A. 7     Expense by Function
Table A. 8     Taxpayer-supported Entity Operating Statements
Table A. 9     Full-Time Equivalents
Table A. 10    Capital Spending
Table A. 11    Capital Expenditure Projects Greater Than $50 Million
Table A. 12    Provincial Debt
Table A. 13    Statement of Financial Position

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

                                   APPENDIX                                   33
--------------------------------------------------------------------------------

TABLE A.1   2004/05 OPERATING STATEMENT

------------------------------------------------------------------------------------------------------------------------------------
                                         YEAR-TO-DATE TO SEPTEMBER 30                                FULL YEAR
                                ---------------------------------------------   ----------------------------------------------------
                                             2004/05                                             2004/05
                                ----------------------------------    ACTUAL    --------------------------------------     ACTUAL
 ($ MILLIONS)                      BUDGET     ACTUAL      VARIANCE   2003/04         BUDGET      FORECAST     VARIANCE    2003/04
------------------------------------------------------------------------------------------------------------------------------------
TAXPAYER-SUPPORTED PROGRAMS
  AND AGENCIES:
   Revenue .......................  14,004      14,561         557     13,567        28,5051        30,210       1,705      27,093
   Expense ....................... (14,311)    (13,973)        338    (14,530)       (30,377)(1)   (30,375)          2     (29,976)
                                   --------    --------     -------  ---------      ----------    ---------    --------    --------
     TAXPAYER-SUPPORTED BALANCE ..    (307)        588         895       (963)        (1,872)         (165)      1,707      (2,883)

   Commercial Crown corporation
     net earnings ................     908       1,264         356        880          2,072         2,409         337       1,881
                                   --------    --------     -------  ---------      ----------    ---------    --------    --------
   SURPLUS (DEFICIT) BEFORE
   FORECAST ALLOWANCE ............     601       1,852       1,251        (83)           200         2,244       2,044      (1,002)
   Forecast allowance ............       -           -           -          -           (100)         (300)       (200)          -
                                   --------    --------     -------  ---------      ----------    ---------    --------    --------
SURPLUS (DEFICIT) ................     601       1,852       1,251       (83)            100         1,944       1,844     (1,002)
                                   --------    --------     -------  ---------      ----------    ---------    --------    --------
                                   --------    --------     -------  ---------      ----------    ---------    --------    --------
------------------------------------------------------------------------------------------------------------------------------------

(1) Includes additional $148 million federal Health Accord and 2004 Public Health and Immunization Trust funding finalized after BUDGET 2004.

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                        SECOND QUARTERLY REPORT 2004/05

34                                   APPENDIX
--------------------------------------------------------------------------------

TABLE A.2   2004/05 FORECAST UPDATE - CHANGES FROM BUDGET 2004

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  UPDATED
   ($ millions)                                                                                   CHANGES        FORECAST
------------------------------------------------------------------------------------------------------------------------------------
BUDGET 2004 FISCAL PLAN (FEBRUARY 17, 2004)                                                                         100
FIRST MINISTERS' ACCORD ON HEALTH CARE RENEWAL:
   Additional revenues from the federal government ..........................................      148
   Additional BC commitments to health care .................................................     (148)               -
                                                                                                --------         --------
FISCAL PLAN (MAY 20, 2004 SUPPLY ACT )                                                                              100
                                                                                                                 --------
FIRST QUARTERLY REPORT FORECAST UPDATES:

REVENUE INCREASES (DECREASES):
   Personal income tax - stronger 2003 tax assessments ......................................      75
   Corporate income taxes - improved corporate profit outlook and higher instalments ........     173
   Property transfer tax - strong housing market ............................................     168
   Social service tax and other taxes - mainly reflecting higher 2003/04 results ............      89
   Natural gas royalties - higher prices ....................................................     203
   Other energy and mineral sources - higher prices .........................................     117
   Forest revenue - higher lumber prices and harvest volumes ................................     375
   Post-secondary fees - primarily reflects higher than anticipated enrolment figures .......      45
   Lower investment earnings - mainly lower Fiscal Agency Loan program revenues .............     (73)
   Federal transfers:
   - Equalization transfers - impact of higher natural resource revenues and formula change .    (363)
   - Health and social transfers - partial offset due to lower equalization transfers .......     166
   - Other transfers ........................................................................      26
   All other taxpayer supported changes .....................................................     (89)
   Commercial Crown corporation net income:
     BC Hydro - mainly water level impacts and rate application revision ....................    (112)
     BC Rail - investment partnership .......................................................     191
     ICBC - primarily claims cost projections ...............................................     166
     Other Crown corporation changes ........................................................      16
                                                                                                --------         --------
        TOTAL REVENUE CHANGES ...............................................................                     1,173
                                                                                                                 --------
LESS EXPENSE INCREASES (DECREASES):
   Education - change in accounting for contributions in support of First Nations ...........     (52)
   Forest fire and related costs ............................................................     120
   Lower expenses for Free Crown Grants and leases ..........................................     (40)
   BC Rail investment partnership transfers .................................................     391
   Interest costs - mainly reduced debt levels ..............................................     (73)
                                                                                                --------
        CRF EXPENSE CHANGES .................................................................     346
   Grants and internal transfers:
     Higher funding for health authorities, primarily due to Health Accord ..................    (158)
     BC Rail investment partnership transfer to BCTFA .......................................    (200)
     Other grant and internal transfer changes ..............................................      (3)
   CRF expense adjustments - mainly lower Fiscal Agency Loan program recoveries .............     (50)
   Taxpayer-supported Crown corporations and agencies:
     BCTFA - reduced spending, primarily lower interest costs ...............................     (18)
     Other taxpayer-supported Crown corporation and agency changes ..........................     (19)
   SUCH sector and regional authorities:
     School districts - revised spending estimates ..........................................      96
     Post-secondary institutes - mainly increased student spaces ............................     124
     Health authorities - increases reflect additional funding ..............................      86
     CFD authorities - revised implementation schedule ......................................       4
                                                                                                --------         --------
        TOTAL EXPENSE CHANGES ...............................................................                       208
                                                                                                                 --------
FORECAST ALLOWANCE INCREASE .................................................................                      (200)
                                                                                                                 --------
NET CHANGE ..................................................................................                       765
                                                                                                                 --------
2004/05 SURPLUS - FIRST QUARTERLY REPORT ....................................................                       865
                                                                                                                 --------
                                                                                                                 --------
------------------------------------------------------------------------------------------------------------------------------------

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                        SECOND QUARTERLY REPORT 2004/05

                                   APPENDIX                                   35
--------------------------------------------------------------------------------

TABLE A.2   2004/05 FORECAST UPDATE - CHANGES FROM BUDGET 2004 - (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  UPDATED
   ($ MILLIONS)                                                                                   CHANGES        FORECAST
------------------------------------------------------------------------------------------------------------------------------------
SECOND QUARTERLY REPORT FORECAST UPDATES:

REVENUE INCREASES (DECREASES):
   Corporate income tax - mainly higher 2003 tax assessments                                      148
   Social service tax - rate reduction to 7.0% from 7.5%                                         (120)
   Energy and mineral sources - mainly weaker sales of Crown land leases and
     lower electricity prices affecting sales under the Columbia River Treaty                     (75)
   Forest revenue - higher harvest volumes                                                         31
   Impact of restoring the Columbia Basin power projects to commercial status                     (63)
   Federal transfers - impact of new framework for equalization (up $941 million)
     net of health and social transfers (down $136 million)                                       805
   All other taxpayer supported sources                                                            67
   Commercial Crown corporation net income:
     BC Hydro - primarily lower electricity trade revenue                                         (66)
     ICBC - primarily lower claims cost projections                                               137
     Other Crown corporation changes - primarily Columbia Power Corporation
       net income                                                                                   5
                                                                                               --------         --------
        TOTAL REVENUE CHANGES                                                                                      869
                                                                                                                --------
LESS EXPENSE INCREASES (DECREASES):
   Forest fire and related costs                                                                  (10)
   Interest costs - mainly reduced debt levels                                                    (23)
                                                                                               --------
        CRF EXPENSE CHANGES                                                                       (33)
   Taxpayer-supported Crown corporations and agencies (net of internal transfers):
     Impact of restoring the Columbia Basin power projects to commercial status                   (51)
     School districts - lower net spending estimates due to updated enrolment figures             (23)
     Health authorities - lower net spending estimates                                            (87)
     Other taxpayer-supported Crown corporation and agency changes                                (16)
                                                                                               --------         --------
        TOTAL EXPENSE CHANGES                                                                                     (210)
                                                                                                                --------
NET CHANGE                                                                                                       1,079
                                                                                                                --------
2004/05 SURPLUS - SECOND QUARTERLY REPORT                                                                        1,944
                                                                                                                --------
                                                                                                                --------
------------------------------------------------------------------------------------------------------------------------------------

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                        SECOND QUARTERLY REPORT 2004/05

36                                   APPENDIX
--------------------------------------------------------------------------------

TABLE A.3  2004/05 REVENUE BY SOURCE

------------------------------------------------------------------------------------------------------------------------------------
                                                  YEAR-TO-DATE TO SEPTEMBER 30                                FULL YEAR
                                          ----------------------------------------   -----------------------------------------------
                                                          2004/05                                   2004/05
                                          -----------------------------    ACTUAL    ---------------------------------     ACTUAL
 ($ MILLIONS)                              BUDGET(1)  ACTUAL   VARIANCE   2003/04     BUDGET(1)   FORECAST    VARIANCE    2003/04
------------------------------------------------------------------------------------------------------------------------------------
TAXATION
   Personal income .....................   2,466      2,478         12      2,289       5,005       5,080          75     4,877
   Corporation income ..................     473        490         17        447         893       1,214         321       775
   Social service ......................   2,131      2,152         21      1,986       4,156       4,091         (65)    4,001
   Fuel ................................     459        457         (2)       451         891         891           -       875
   Tobacco .............................     353        370         17        333         676         676           -       647
   Property ............................     821        814         (7)       778       1,655       1,647          (8)    1,576
   Property ............................     234        370        136        267         432         600         168       518
   transfer
   Other ...............................     249        303         54        250         477         540          63       539
                                          -------    -------     ------    -------    --------    --------      ------  --------
                                           7,186      7,434        248      6,801      14,185      14,739         554    13,808
                                          -------    -------     ------    -------    --------    --------      ------  --------
NATURAL RESOURCES
   Natural gas royalties ...............     565        720        155        622       1,213       1,419         206     1,230
   Columbia River Treaty ...............      93        134         41        115         215         260          45       230
   Other energy and minerals ...........     323        283        (40)       640         603         597          (6)      878
   Forests .............................     373        555        182        342         999       1,405         406     1,007
   Water and other resources ...........     172        155        (17)       147         402         302        (100)      308
                                          -------    -------     ------    -------    --------    --------      ------  --------
                                           1,526      1,847        321      1,866       3,432       3,983         551     3,653
                                          -------    -------     ------    -------    --------    --------      ------  --------
OTHER REVENUE
   Medical Services Plan premiums ......     698        708         10        704       1,398       1,407           9     1,409
   Post-secondary education fees .......     310        327         17        319         763         832          69       781

   Other health-care related fees ......      98         92         (6)        94         195         178         (17)      222
   Motor vehicle licences and permits ..     190        197          7        187         370         377           7       363
   Other fees and licences .............     408        443         35        385         852         838         (14)      765
   Investment earnings .................     404        396         (8)       435         826         754         (72)      687
   Sales of goods and services .........     333        379         46        402         681         687           6       629
   Miscellaneous .......................     636        593        (43)       576       1,309       1,300          (9)    1,157
                                          -------    -------     ------    -------    --------    --------      ------  --------
                                           3,077      3,135         58      3,102       6,394       6,373         (21)    6,013
                                          -------    -------     ------    -------    --------    --------      ------  --------
CONTRIBUTIONS FROM THE FEDERAL
  GOVERNMENT(2)
     Health and social transfers .......   1,677      1,677          -      1,519       3,372       3,402          30     3,044
     Equalization ......................     201        155        (46)        33         402         980         578      (330)
     Other federal contributions .......     337        313        (24)       246         720         733          13       905
                                          -------    -------     ------    -------    --------    --------      ------  --------
 .......................................   2,215      2,145        (70)     1,798       4,494       5,115         621     3,619
                                          -------    -------     ------    -------    --------    --------      ------  --------
   TAXPAYER-SUPPORTED PROGRAMS AND
     AGENCIES ..........................  14,004     14,561        557     13,567      28,505      30,210       1,705    27,093
                                          -------    -------     ------    -------    --------    --------      ------  --------
COMMERCIAL CROWN CORPORATION
     NET INCOME
   BC Hydro (before deferral
     account transfers)(3) .............     107         19        (88)        33         388         210        (178)       77
   Liquor Distribution Branch ..........     390        393          3        359         760         760           -       724
   BC Lotteries (net of payments to
     the federal government) ...........     365        374          9        342         842         842           -       719
   BC Rail(4) ..........................       8        239        231         34          29         236         207        51
   ICBC(5) .............................      37        235        198        107          52         355         303       302
   Other ...............................       1          4          3          5           1           6           5         8
                                          -------    -------     ------    -------    --------    --------      ------  --------
                                             908      1,264        356        880       2,072       2,409         337     1,881
                                          -------    -------     ------    -------    --------    --------      ------  --------
TOTAL REVENUE ..........................  14,912     15,825        913     14,447      30,577      32,619       2,042    28,974
                                          -------    -------     ------    -------    --------    --------      ------  --------
                                          -------    -------     ------    -------    --------    --------      ------  --------
------------------------------------------------------------------------------------------------------------------------------------

(1) $226 million budgeted as health-care related fees has been reclassified as miscellaneous revenue. $50 million budgeted as miscellaneous revenue has been reclassified as post-secondary fee revenue. These reclassifications have no impact on total budgeted revenue or the budget bottom-line.

(2) Includes additional $148 million federal Health Accord and 2004 Public Health and Immunization Trust funding finalized after BUDGET 2004.

(3) Reflects the BCUC direction to BC Hydro on the accounting treatment for asset retirement obligations.

(4) The year to date figures reflect BC Rail's budget and results for the April to September period. The full-year forecast represents BC Rail's earnings during government's fiscal year. On BC Rail's fiscal year basis (December), the outlook is - 2004 (budget): $211 million; 2004 (forecast): $256 million.

(5) The year to date figures reflect ICBC's budget and results for the April to September period. The full-year forecast represents ICBC's earnings during government's fiscal year. On ICBC's fiscal year basis (December), the outlook is - 2004 (budget): $52 million; 2004 (forecast): $389 million.

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

                                     APPENDIX                                 37
--------------------------------------------------------------------------------

TABLE A.4   2004/05 EXPENSE BY MINISTRY, PROGRAM AND AGENCY

---------------------------------------------------------------------------------------------------------------------------------
                                                      YEAR-TO-DATE TO SEPTEMBER 30                        FULL YEAR
                                                ----------------------------------------   --------------------------------------
                                                            2004/05                                     2004/05
                                                -----------------------------   ACTUAL   ------------------------------   ACTUAL
 ($ MILLIONS)                                    BUDGET(1)   ACTUAL  VARIANCE   2003/04  BUDGET(1)   FORECAST  VARIANCE  2003/04(1)
---------------------------------------------------------------------------------------------------------------------------------
Advanced Education ............................       946       942       (4)       907     1,899       1,899       -      1,897
Education .....................................     2,513     2,470      (43)     2,434     4,943       4,891     (52)     4,787
Health Services(2) ............................     5,237     5,214      (23)     5,144    10,706      10,706       -     10,453
                                                  --------  --------   -------  --------  --------    --------   ------  --------
                                     Subtotal       8,696     8,626      (70)     8,485    17,548      17,496     (52)    17,137
                                                  --------  --------   -------  --------  --------    --------   ------  --------
Office of the Premier .........................        22        22        -         18        44          44       -         50
Agriculture, Food and Fisheries ...............        23        12      (11)        28        45          45       -         79
Attorney General ..............................       259       250       (9)       261       489         489       -        520
Children and Family Development ...............       777       751      (26)       793     1,555       1,555       -      1,591
Community, Aboriginal and Women's Services ....       149       154        5        200       333         333       -        449
Energy and Mines ..............................        33        30       (3)        28        64          64       -         77
Finance .......................................        26        21       (5)        30        46          46       -         53
Forests .......................................       250       352      102        576       530         640     110        839
Human Resources ...............................       657       636      (21)       696     1,301       1,301       -      1,394
Management Services ...........................        25        41       16         37        61          61       -         61
Provincial Revenue ............................        29        22       (7)        21        52          52       -         49
Public Safety and Solicitor General ...........       253       247       (6)       291       503         503       -        599
Skills Development and Labour .................         9         8       (1)         9        19          19       -         20
Small Business and Economic Development........       100        98       (2)       103       143         143       -        256
Sustainable Resource Management                       125       111      (14)        41       281         241     (40)         91
Transportation ................................       408       387      (21)       411       811         811       -        820
Water, Land and Air Protection ................        67        65       (2)        58       148         148       -        129
                                                  --------  --------   -------  --------  --------    --------   ------  --------
                                     Subtotal       3,212     3,207       (5)     3,601     6,425       6,495      70      7,077
                                                  --------  --------   -------  --------  --------    --------   ------  --------
     TOTAL MINISTRIES AND OFFICE OF THE PREMIER    11,908    11,833      (75)    12,086    23,973      23,991      18     24,214
Legislation ...................................        23        19       (4)        20        46          46       -         41
Officers of the Legislature ...................        14        10       (4)        10        27          27       -         23
BC Family Bonus ...............................        33        32       (1)        40        59          59       -         80
Management of public funds and debt ...........       397       340      (57)       381       800         704     (96)       738
Government restructuring (ministries) .........         -         -        -         24         -           -       -        168
Contingencies and new programs ................         -         2        2          -       240         240       -          -
Other appropriations ..........................        (4)       (5)      (1)         3        12          12       -         14
                                                     --------  --------   -------  --------  --------    --------   ------  --------
                                     Subtotal      12,371    12,231     (140)    12,564    25,157      25,079     (78)    25,278
   BC Rail investment partnership                       -         -        -          -         -         391     391          -
                                                  --------  --------   -------  --------  --------    --------   ------  --------
     CONSOLIDATED REVENUE FUND EXPENSE ........    12,371    12,231     (140)    12,564    25,157      25,470     313     25,278
     LESS: Grants to agencies and other
        internal transfers:
        Taxpayer-supported Crown
        corporations and agencies .............      (367)     (397)     (30)      (486)     (735)       (981)   (246)      (947)
        School districts ......................    (2,245)   (2,245)       -     (2,092)   (4,314)     (4,271)     43     (4,219)
        Universities ..........................      (458)     (458)       -       (461)     (817)       (806)     11       (861)
        Colleges, university colleges and institutes (433)     (433)       -       (402)     (772)       (813)    (41)      (880)
        Health authorities and hospital societies  (3,681)   (3,681)       -     (3,511)   (6,912)     (7,128)   (216)    (7,319)
        CFD governance authorities ............         -        (1)      (1)        (1)        -          (2)     (2)        (3)
     ADD: Expenses recovered from
        external entities .....................       785       751      (34)       712     1,569       1,510     (59)     1,538
                                                  --------  --------   -------  --------  --------    --------   ------  --------
                                                    5,972     5,767     (205)     6,323    13,176      12,979    (197)    12,587
TAXPAYER-SUPPORTED CROWN CORPORATIONS
     AND AGENCIES (NET OF ADJUSTMENTS) ........       952       905      (47)       987     1,904       1,856     (48)     2,111
SUCH SECTOR AND REGIONAL AUTHORITIES (NET OF
     ADJUSTMENTS)
     School districts .........................     2,021     1,979      (42)     1,922     4,446       4,505      59      4,371
     Universities .............................       968     1,016       48        923     1,935       2,023      88      1,899
     Colleges, university colleges and institutes     599       610       11        632     1,318       1,355      37      1,299
                                                    3,799     3,695     (104)     3,742     7,598       7,655      57      7,706
     Health authorities and hospital societies(3).
     CFD governance authorities ...............         -         1        1          1         -           2       2          3
                                                  --------  --------   -------  --------  --------    --------   ------  --------
                                                    7,387     7,301      (86)     7,220    15,297      15,540     243     15,278
                                                  --------  --------   -------  --------  --------    --------   ------  --------
TOTAL TAXPAYER-SUPPORTED EXPENSE ..............    14,311    13,973     (338)    14,530    30,377      30,375      (2)    29,976
                                                  --------  --------   -------  --------  --------    --------   ------  --------
                                                  --------  --------   -------  --------  --------    --------   ------  --------
------------------------------------------------------------------------------------------------------------------------------------

(1) Budget amounts and prior year comparative figures have been restated to reflect government's current organization and accounting policies.

(2) The budget includes an additional $148 million federal Health Accord and 2004 Public Health and Immunization Trust funding finalized after BUDGET 2004.

(3) Excludes $697 million of inter-entity transactions between health authorities and hospital societies.

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

38                                 APPENDIX
--------------------------------------------------------------------------------

TABLE A.5   2004/05 REVENUE ASSUMPTIONS - CHANGES FROM BUDGET 2004

-----------------------------------------------------------------------------------------------------------
   REVENUE SOURCE AND ASSUMPTIONS                                              1ST QUARTER     2ND QUARTER
   ($ MILLIONS UNLESS OTHERWISE SPECIFIED)                        BUDGET         FORECAST        FORECAST
-----------------------------------------------------------------------------------------------------------
PERSONAL INCOME TAX                                               $5,005          $5,080         $5,080
-----------------------------------------------------------------------------------------------------------
   BC personal income growth                                        4.0%            3.8%           3.8%
   BC tax base growth                                               4.7%            4.3%           4.3%
   Average tax yield                                               5.50%           5.50%          5.50%
   Prior-year adjustment                                              $0             $75            $75
   2003 personal income growth                                      2.9%            2.4%           2.7%
-----------------------------------------------------------------------------------------------------------
CORPORATE INCOME TAX                                                $893          $1,066         $1,214
-----------------------------------------------------------------------------------------------------------
   National tax base ($ billions)                                 $129.9          $139.1         $141.5
   BC instalment share                                             8.74%           8.74%          8.74%
   Prior-year adjustment                                            -$49             $35           $154
   BC tax base ($ billions)                                        $10.1           $11.9          $12.5
   BC tax base growth                                               7.0%           15.0%          15.0%
   BC corporate profits growth                                      6.8%           17.2%          17.2%
   2003 BC tax base ($ billions)                                    $9.5           $10.3          $10.9
   2003 BC corporate profits growth                                 1.0%           12.4%          11.2%

Revenue is recorded on a cash basis. Due to lags in the federal collection and instalment systems, changes to the BC corporate profits and tax base affect revenue in the succeeding year. For example, 2004/05 instalments from the federal government are based on BC's share of the national tax base for the 2002 tax-year (assessed as of December 31, 2003) and a forecast of the 2004 national tax base.
-----------------------------------------------------------------------------------------------------------
SOCIAL SERVICE TAX                                                $4,156          $4,211          $4,091
-----------------------------------------------------------------------------------------------------------
   Consumer expenditure growth                                      4.8%            4.9%           4.9%
   Business investment growth                                       5.7%            5.0%           5.0%
   Other expenditure growth                                         3.0%            8.1%           8.1%

Tax rate reduced from 7.5% to 7.0%, effective October 21, 2004. There are no changes to the 10% rate on liquor and the 8%, 9% and 10% surtax rates on passenger vehicles.
-----------------------------------------------------------------------------------------------------------
NATURAL GAS, PETROLEUM, MINERALS AND COLUMBIA RIVER
TREATY EXPORT ELECTRICITY SALES                                   $2,031          $2,351         $2,276
-----------------------------------------------------------------------------------------------------------
   Natural gas price ($Cdn/gigajoule at plant inlet)               $4.65           $5.50          $5.50
   Natural gas volumes (annual per cent change)                     8.1%            4.8%           4.8%
   Oil price ($US/barrel at Cushing, Oklahoma)                    $27.75          $37.00         $41.50
   Auctioned land base (000 hectares)                                954             873            683
   Average bid price/hectare ($)                                    $400            $391           $407
   COLUMBIA RIVER TREATY ELECTRICITY SALES
     Annual quantity set by treaty (million mega-watt hours)         4.5             4.5            4.5
     Mid-Columbia electricity price ($US/mega-watt hour)             $41             $51            $46
   COMPONENTS OF REVENUE ($ MILLIONS)
     Natural gas royalties                                        $1,213          $1,416         $1,419
     Bonus bids, permits and fees                                   $435            $398           $336
     Petroleum royalties                                             $77            $106           $110
     Columbia River Treaty electricity sales                        $215            $290           $260
     Mineral revenue                                                 $66            $116           $124
     OIL AND GAS COMMISSION FEES                                     $25             $25            $27
-----------------------------------------------------------------------------------------------------------
FORESTS                                                             $999          $1,374         $1,405
-----------------------------------------------------------------------------------------------------------
   PRICES (CALENDAR YEAR AVERAGE)
     SPF 2x4 price ($US/thousand board feet)                        $300            $395           $390
     Hemlock price ($US/thousand board feet)                        $563            $635           $619
     Pulp ($US/tonne)                                               $574            $639           $616
     Exchange rate ($US/$Cdn)                                     $0.790          $0.752         $0.766
   CROWN HARVEST VOLUMES (MILLION CUBIC METRES)
     Interior harvest volumes                                       48.5            50.5           51.8
     Coastal harvest volumes                                        15.0            17.0           17.5
-----------------------------------------------------------------------------------------------------------
     Total harvest volumes                                          63.5            67.5           69.3
-----------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

                                   APPENDIX                                   39
--------------------------------------------------------------------------------

TABLE A.5 2004/05 REVENUE ASSUMPTIONS - CHANGES FROM BUDGET 2004

------------------------------------------------------------------------------------------------------------------------------

   REVENUE SOURCE AND ASSUMPTIONS                                                                 1ST QUARTER  2ND QUARTER
   ($ MILLIONS UNLESS OTHERWISE SPECIFIED)                                             BUDGET       FORECAST    FORECAST
------------------------------------------------------------------------------------------------------------------------------
HEALTH AND SOCIAL TRANSFERS                                                           $3,224         $3,538     $3,402
EQUALIZATION                                                                            $402            $39       $980
------------------------------------------------------------------------------------------------------------------------------
   NATIONAL HEALTH AND SOCIAL TRANSFERS ($ BILLIONS) EXCLUDING TRUST FUNDS
     Canada Health Transfer                                                          $12.650        $12.650    $13.650
     Canada Social Transfer                                                           $7.750         $7.750     $7.750
     Health Reform Transfer                                                             $1.5           $1.5       $1.5
     Early Learning and Child Care Services                                           $0.150         $0.150     $0.150
     Wait Times Reduction                                                                                       $0.625

   BC basic federal tax (BFT) ($ billions)                                             $11.9          $11.9      $12.0
   National BFT ($ billions)                                                           $98.8          $97.7      $98.6
   (includes estimate of prior years)
   BC share of national population                                                     13.1%          13.1%      13.1%

   COMPONENTS OF BC HEALTH AND SOCIAL TRANSFERS ($ MILLIONS)
     Canada Health Transfer                                                           $1,778         $1,874     $1,773
     Canada Social Transfer                                                           $1,089         $1,149     $1,086
     Health Reform Transfer                                                             $195           $195       $195
     Early Learning and Child Care Services                                              $10            $20        $20
     Wait Times Reduction                                                                                           $0
     CHST - Prior years                                                                                            $28
     Diagnostic/Medical Equipment Trust ($200 million total)                             $19            $19        $19
     2003 CHST Supplement Trust ($333 million total)                                    $133           $133       $133
     2004 Public Health and Immunization Trust ($52 million total)                                      $17        $17
     2004 CHST Supplement Trust ($262 million total)                                      $0           $131       $131
------------------------------------------------------------------------------------------------------------------------------
                                                                                      $3,224         $3,538     $3,402

Forecast does not include a preliminary $279 million ($66 million capital and $213 million operating) of additional federal funding from the First Ministers'
Meeting (September 15, 2004), pending finalization of accounting treatment as deferred revenue

COMPONENTS OF EQUALIZATION REVENUE ($ MILLIONS)
    Current-year base                                                                   $402             $0        $682
    Prior years                                                                                                    $259
    One-time (federal government 2004 budget)                                                           $39         $39
------------------------------------------------------------------------------------------------------------------------------
SUCH SECTOR DIRECT REVENUE                                                            $2,606        $ 2,668      $2,700
------------------------------------------------------------------------------------------------------------------------------
  School Districts                                                                      $193           $280        $315
  Universities                                                                        $1,171         $1,291      $1,269
  Colleges, University Colleges, and Institutes                                         $545           $565        $571
  Health Authorities and Hospital Societies                                             $697           $531        $545
  Children and Family Governance Authorities                                              $0             $1          $0
------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL CROWN CORPORATION NET INCOME                                               $2,072         $2,333      $2,409
------------------------------------------------------------------------------------------------------------------------------
  BC HYDRO (BEFORE DEFERRAL ACCOUNT TRANSFERS)                                          $388           $276        $210
   reservoir water inflows (per cent of normal)                                          94%            87%         87%
    (August 1, 2004 forecast)
   mean gas price                                                                       5.09           5.62        5.51
    ($US/MMbtu at Sumas)
   rate application to BCUC                                                            7.23%          8.90%           -
   rate increase awarded by BCUC                                                           -              -       4.85%
------------------------------------------------------------------------------------------------------------------------------
  ICBC (PROJECTED EARNINGS DURING GOVERNMENT'S FISCAL YEAR)                              $52          $218         $355
    investment income                                                                   $330          $370         $395
    adjustment to prior-year claims                                                       --           $49         -$89
    premium revenue trend                                                              +3.6%         +4.3%        +5.0%
    claims-incurred trend                                                              +6.2%         +1.5%        -2.3%
------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

40                                   APPENDIX
--------------------------------------------------------------------------------

TABLE A.6   2004/05 EXPENSE ASSUMPTIONS - CHANGES FROM BUDGET 2004

------------------------------------------------------------------------------------------------------------------------------------

   MINISTRY PROGRAMS AND ASSUMPTIONS                                                                    1ST QUARTER    2ND QUARTER
   ($ MILLIONS UNLESS OTHERWISE SPECIFIED)                                                 BUDGET        FORECAST        FORECAST
------------------------------------------------------------------------------------------------------------------------------------
CHILDREN AND FAMILY DEVELOPMENT                                                              1,382          1,555          1,555
   Increased federal funding for early learning and child care programs                          -             -(1)            -(1)
   Transfer child care programs from Community, Aboriginal and Women's Services                  -            173            173
------------------------------------------------------------------------------------------------------------------------------------
COMMUNITY, ABORIGINAL AND WOMEN'S SERVICES                                                     506            333            333
   Transfer child care programs to Children and Family Development                               -          (173)          (173)
------------------------------------------------------------------------------------------------------------------------------------
EDUCATION                                                                                    4,943          4,891          4,891
   Federal funding for First Nations students sent directly to school districts                  -           (52)           (52)
------------------------------------------------------------------------------------------------------------------------------------
FORESTS                                                                                        530            650            640
   Direct Fire Fighting
     Assumes normal activity in the fall of 2004                                                55            175            165
------------------------------------------------------------------------------------------------------------------------------------
HEALTH SERVICES                                                                             10,558         10,706         10,706
   BUDGET 2004                                                                                   -         10,558         10,558
   Additional federal health funding in May 20, 2004 SUPPLY ACT                                  -            148            148
------------------------------------------------------------------------------------------------------------------------------------
SUSTAINABLE RESOURCE MANAGEMENT                                                                281            241            241
   Reduction in free Crown grants                                                                -           (40)           (40)
------------------------------------------------------------------------------------------------------------------------------------

BC RAIL INVESTMENT PARTNERSHIP                                                                   -            391            391
   Completion of partnership in July 2004
     BC Transportation Financing Authority infrastructure plan                                   -            200            200
     Regional initiatives                                                                        -            191            191
------------------------------------------------------------------------------------------------------------------------------------
MANAGEMENT OF PUBLIC FUNDS AND DEBT                                                            800            727            704
   Interest rates for new provincial borrowing:
     Short-term                                                                              2.81%          2.50%          2.50%
     Long-term                                                                               5.68%          5.65%          5.65%
     Exchange rate ($US/$Cdn)                                                               $0.794        $0.7539        $0.7539
------------------------------------------------------------------------------------------------------------------------------------
TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES
   Updated net expense                                                                       1,904          1,867          1,856
------------------------------------------------------------------------------------------------------------------------------------
SUCH SECTOR EXPENSES IN EXCESS OF GRANT FUNDING                                              2,482          2,640          2,520
   School Districts                                                                            132            257            234
   Universities                                                                              1,118          1,217          1,217
   Colleges, University Colleges, and Institutes                                               546            549            542
   Health Authorities and Hospital Societies                                                   686            616            527
   Children and Family Governance Authorities                                                    -              1              -
------------------------------------------------------------------------------------------------------------------------------------

(1) $10 million will flow through the Ministry of Children and Family Development through a FINANCIAL ADMINISTRATION ACT section 25 account in 2004/05.

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

                                   APPENDIX                                   41
--------------------------------------------------------------------------------

TABLE A.7  2004/05 EXPENSE BY FUNCTION

------------------------------------------------------------------------------------------------------------------------------------
                                                YEAR-TO-DATE TO SEPTEMBER 30                        FULL YEAR
                                             ------------------------------------------  -------------------------------------------
                                                     2004/05                                     2004/05
                                             -------------------------------   ACTUAL    ------------------------------    ACTUAL
 ($ MILLIONS)                                 BUDGET(1)     ACTUAL  VARIANCE  2003/04(1) BUDGET(1)  FORECAST   VARIANCE  2003/04(1)
------------------------------------------------------------------------------------------------------------------------------------
Health(2) .....................................  5,608      5,441      (167)     5,585    11,935      11,776      (159)    11,333
Social services ...............................  1,345      1,300       (45)     1,434     2,678       2,669        (9)     2,867
Education .....................................  4,008      3,980       (28)     3,885     8,788       8,952       164      8,516
Protection of persons and property ............    591        586        (5)       632     1,166       1,212        46      1,567
Transportation ................................    635        601       (34)       661     1,265       1,408       143      1,272
Natural resources and economic development ....    654        694        40        820     1,321       1,377        56      1,511
Other .........................................    433        365       (68)       441       908         858       (50)       916
Contingencies (all ministries) ................      -          2         2          -       240         240         -          -
General government ............................    241        238        (3)       238       478         463       (15)       518
Debt servicing ................................    796        766       (30)       834     1,598       1,420      (178)     1,476
                                               --------   --------   --------  --------  --------    --------    -------  --------
TOTAL TAXPAYER-SUPPORTED EXPENSE .............. 14,311     13,973      (338)    14,530    30,377      30,375       (2)     29,976
                                               --------   --------   --------  --------  --------    --------    -------  --------
                                               --------   --------   --------  --------  --------    --------    -------  --------

(1) Budget amounts and prior year comparative figures have been restated to reflect government's current organization and accounting policies.

(2) Includes additional $148 million federal Health Accord and 2004 Public Health and Immunization Trust funding finalized after BUDGET 2004.

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

42                                   APPENDIX
--------------------------------------------------------------------------------

TABLE A.8   2004/05 TAXPAYER-SUPPORTED ENTITY OPERATING STATEMENTS(1)

---------------------------------------------------------------------------------------------------------------------------------
                                                                                             2004/05
                                                                                   -------------------------------   ACTUAL
($MILLIONS)                                                                         BUDGET   FORECAST    VARIANCE    2003/04
---------------------------------------------------------------------------------------------------------------------------------
TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES:

BC TRANSPORTATION FINANCING AUTHORITY
Revenue .........................................................................      601        810         209       604
Expense .........................................................................     (520)      (509)         11      (479)
                                                                                     ------     ------       -----    ------
                                                                                        81        301         220       125
   ACCOUNTING ADJUSTMENTS .......................................................     (171)      (171)          -      (182)
                                                                                     ------     ------       -----    ------
   Net impact ...................................................................      (90)        130        220       (57)
                                                                                     ------     ------       -----    ------
BRITISH COLUMBIA BUILDINGS CORPORATION
Revenue .........................................................................      409        419          10       517
Expense .........................................................................     (366)      (374)         (8)     (470)
                                                                                     ------     ------       -----    ------
                                                                                        43         45           2        47
   ACCOUNTING ADJUSTMENTS .......................................................       (5)        (3)          2        (4)
                                                                                     ------     ------       -----    ------
   Net impact ...................................................................       38         42           4        43
                                                                                     ------     ------       -----    ------
BRITISH COLUMBIA HOUSING MANAGEMENT COMMISSION
Revenue .........................................................................      290        289          (1)      279
Expense  ........................................................................     (290)      (289)          1      (279)
                                                                                     ------     ------       -----    ------
   ACCOUNTING ADJUSTMENTS .......................................................        1        (4)          (5)        8
                                                                                     ------     ------       -----    ------
   Net impact ...................................................................        1        (4)          (5)        8
                                                                                     ------     ------       -----    ------
BRITISH COLUMBIA TRANSIT
Revenue .........................................................................      143        143           -       138
Expense .........................................................................     (143)      (143)          -      (138)
                                                                                     ------     ------       -----    ------
   ACCOUNTING ADJUSTMENTS .......................................................        -          -           -        (3)
                                                                                     ------     ------       -----    ------
   Net impact ...................................................................        -          -           -        (3)
                                                                                     ------     ------       -----    ------
VANCOUVER CONVENTION CENTRE EXPANSION PROJECT
Revenue .........................................................................       72          1         (71)        1
Expense .........................................................................        -                      -         -
                                                                                     ------     ------       -----    ------
                                                                                        72          1         (71)        1
   ACCOUNTING ADJUSTMENTS .......................................................        5         71          66        67
                                                                                     ------     ------       -----    ------
   Net impact ...................................................................       77         72          (5)       68
                                                                                     ------     ------       -----    ------
OTHER TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES
Revenue .........................................................................      612        679          67       780
Expense .........................................................................     (594)      (664)        (70)     (754)
                                                                                     ------     ------       -----    ------
                                                                                        18         15          (3)       26
   ACCOUNTING ADJUSTMENTS .......................................................      (27)         7          34         4
                                                                                     ------     ------       -----    ------
   Net impact ...................................................................       (9)        22          31        30
                                                                                     ------     ------       -----    ------
TOTAL NET IMPACT.................................................................       17        262         245        89
                                                                                     ------     ------       -----    ------
                                                                                     ------     ------       -----    ------
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

                                     APPENDIX                                 43
--------------------------------------------------------------------------------

TABLE A.8   2004/05 TAXPAYER-SUPPORTED ENTITY OPERATING STATEMENTS(1) -
            (CONTINUED)

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                   2004/05
                                                                                        -------------------------------    ACTUAL
($MILLIONS)                                                                             BUDGET     FORECAST    VARIANCE    2003/04
---------------------------------------------------------------------------------------------------------------------------------
SUCH SECTOR AND REGIONAL AUTHORITIES:
SCHOOL DISTRICTS
Revenue ............................................................................     4,467       4,557          90     4,455
Expense ............................................................................    (4,451)     (4,505)        (54)   (4,167)
                                                                                       --------    --------    --------    -------
                                                                                            16          52          36       288
   ACCOUNTING ADJUSTMENTS ..........................................................        45          29         (16)     (153)
                                                                                       --------    --------    --------    -------
   Net impact ......................................................................        61          81          20       135
                                                                                       --------    --------    --------    -------
UNIVERSITIES
Revenue ............................................................................     1,944       2,066         122     1,948
Expense ............................................................................    (1,936)     (2,023)        (87)   (1,901)
                                                                                       --------    --------    --------    -------
                                                                                             8          43          35        47
   ACCOUNTING ADJUSTMENTS ..........................................................        45           9         (36)       71
                                                                                       --------    --------    --------    -------
   Net impact ......................................................................        53          52          (1)      118
                                                                                       --------    --------    --------    -------
COLLEGES, UNIVERSITY COLLEGES, AND INSTITUTES
Revenue ............................................................................     1,325       1,359          34     1,362
Expense ............................................................................    (1,324)     (1,355)        (31)   (1,298)
                                                                                       --------    --------    --------    -------
                                                                                             1           4           3        64
   ACCOUNTING ADJUSTMENTS ..........................................................        (2)         25          27        10
                                                                                       --------    --------    --------    -------
   Net impact ......................................................................        (1)         29          30        74
                                                                                       --------    --------    --------    -------
HEALTH AUTHORITIES
Revenue ............................................................................     7,605       7,834         229     7,703
Expense ............................................................................    (7,604)     (7,769)       (165)   (7,755)
                                                                                       --------    --------    --------    -------
                                                                                             1          65          64       (52)
   ACCOUNTING ADJUSTMENTS ..........................................................        11         (45)        (56)      103
                                                                                       --------    --------    --------    -------
   Net impact ......................................................................        12          20           8        51
                                                                                       --------    --------    --------    -------
HOSPITAL SOCIETIES
Revenue ............................................................................       561         582          21       649
Expense ............................................................................      (562)       (583)        (21)     (665)
                                                                                       --------    --------    --------    -------
                                                                                            (1)         (1)          -       (16)
   ACCOUNTING ADJUSTMENTS ..........................................................         -          (1)         (1)      (25)
                                                                                       --------    --------    --------    -------
   Net impact ......................................................................        (1)         (2)         (1)      (41)
                                                                                       --------    --------    --------    -------
CHILDREN AND FAMILY DEVELOPMENT GOVERNANCE AUTHORITIES(2)
Revenue ............................................................................         -           2           2         4
Expense ............................................................................         -          (2)         (2)       (3)
                                                                                       --------    --------    --------    -------
                                                                                             -           -           -         1
   ACCOUNTING ADJUSTMENTS ..........................................................         -           -           -         -
                                                                                       --------    --------    --------    -------
   Net impact ......................................................................         -           -           -         1
                                                                                       --------    --------    --------    -------
TOTAL NET IMPACT ...................................................................       124         180          56       338
                                                                                       --------    --------    --------    -------
                                                                                       --------    --------    --------    -------
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

44                                     APPENDIX
--------------------------------------------------------------------------------

TABLE A.8   2004/05 TAXPAYER-SUPPORTED ENTITY OPERATING STATEMENTS(1) -
            (CONTINUED)

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                2004/05
                                                                                    -------------------------------    ACTUAL
($MILLIONS)                                                                           BUDGET   FORECAST    VARIANCE    2003/04
---------------------------------------------------------------------------------------------------------------------------------
NET OPERATING STATEMENTS OF TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES
   Revenue .........................................................................   2,127       2,341        214       2,319
     ACCOUNTING ADJUSTMENTS ........................................................    (206)       (223)       (17)       (119)
                                                                                     --------    --------    --------    -------
     Net revenue  ..................................................................   1,921       2,118        197       2,200
                                                                                       -----       -----        ---       -----
   Expense ......................................................................... (1,913)     (1,979)       (66)     (2,120)
     ACCOUNTING ADJUSTMENTS ........................................................      9         123        114           9
                                                                                     --------    --------    --------    -------
     Net expense ................................................................... (1,904)     (1,856)        48      (2,111)
                                                                                     --------    --------    --------    -------
   NET FISCAL PLAN IMPACT ..........................................................     17         262        245          89
                                                                                     --------    --------    --------    -------
NET OPERATING STATEMENTS OF SUCH SECTOR AND REGIONAL AUTHORITIES
   Revenue .........................................................................  15,902      16,400        498      16,121
     ACCOUNTING ADJUSTMENTS ........................................................    (481)       (680)      (199)       (505)
                                                                                     --------    --------    --------    -------
     Net revenue ...................................................................  15,421      15,720        299      15,616
                                                                                     --------    --------    --------    -------
   Expense ......................................................................... (15,877)    (16,237)      (360)    (15,789)
     ACCOUNTING ADJUSTMENTS ........................................................     580         697        117         511
                                                                                     --------    --------    --------    -------
     Net expense ................................................................... (15,297)    (15,540)      (243)    (15,278)
                                                                                     --------    --------    --------    -------
   NET FISCAL PLAN IMPACT ..........................................................     124         180         56         338
                                                                                     --------    --------    --------    -------
TOTAL NET OPERATING STATEMENTS OF TAXPAYER-SUPPORTED ENTITIES
   Revenue .........................................................................  18,029      18,741        712      18,440
     ACCOUNTING ADJUSTMENTS ........................................................    (687)       (903)      (216)       (624)
                                                                                     --------    --------    --------    -------
     Net revenue ...................................................................  17,342      17,838        496      17,816
                                                                                     --------    --------    --------    -------
   Expense ......................................................................... (17,790)    (18,216)      (426)    (17,909)
     ACCOUNTING ADJUSTMENTS ........................................................     589         820        231         520
                                                                                     --------    --------    --------    -------
     Net expense ................................................................... (17,201)    (17,396)      (195)    (17,389)
                                                                                     --------    --------    --------    -------
   NET FISCAL PLAN IMPACT ..........................................................     141         442        301         427
                                                                                     --------    --------    --------    -------
                                                                                     --------    --------    --------    -------
---------------------------------------------------------------------------------------------------------------------------------

(1) Revenue and expense are shown as reported in the entity financial statements and service plans, before consolidation and accounting adjustments.

(2) The amount of funding to be transferred, and the timing of the transfer, will be based on an assessment of Authority readiness.

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

                                     APPENDIX                                 45
--------------------------------------------------------------------------------

TABLE A.9   2004/05 FULL-TIME EQUIVALENTS (FTES)(1)

---------------------------------------------------------------------------------------------------------------------------------
                                                                                             2004/05
                                                                                   -------------------------------   ACTUAL
($MILLIONS)                                                                         BUDGET   FORECAST    VARIANCE    2003/04
---------------------------------------------------------------------------------------------------------------------------------

Ministries and special offices (consolidated revenue fund) .......................  27,160     26,985       (175)      28,684
   Taxpayer-supported Crown corporations and agencies ............................   3,940      3,890        (50)       4,570
   Regional authorities  .........................................................       -         15         15            -
                                                                                   --------    --------    --------    -------
TOTAL FTES  ......................................................................  31,100     30,890        (210)     33,254
                                                                                   --------    --------    --------    -------
                                                                                   --------    --------    --------    -------
---------------------------------------------------------------------------------------------------------------------------------

(1) Full-time equivalents (FTEs) are a measure of staff employment. FTEs are calculated by dividing the total hours of employment paid for in a given period by the number of hours an individual, full-time person would normally work in that period. This does not equate to the physical number of employees. For example, two half-time employees would equal one FTE, or alternatively, three FTEs may represent two full-time employees who have worked sufficient overtime hours to equal an additional FTE.

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

46                                     APPENDIX
--------------------------------------------------------------------------------

TABLE A.10   2004/05 CAPITAL SPENDING

------------------------------------------------------------------------------------------------------------------------------------
                                                         YEAR-TO-DATE TO SEPTEMBER 30                        FULL YEAR
                                                   ----------------------------------------   --------------------------------------
                                                              2004/05                                     2004/05
                                                   -----------------------------   ACTUAL  ------------------------------   ACTUAL
 ($ MILLIONS)                                       BUDGET    ACTUAL   VARIANCE   2003/04  BUDGET    FORECAST   VARIANCE    2003/04
------------------------------------------------------------------------------------------------------------------------------------
TAXPAYER-SUPPORTED
   Education ......................................   302       460        158       442      604        764        160        831
   Health                                             163       185         22       161      326        400         74        420
   BC Transportation Financing Authority...........   292       292          -       196      500        586         86        370
   Rapid Transit Project 2000 .....................     9         9          -         9       19         18         (1)        14
   Vancouver Convention and Exhibition
        Centre expansion ..........................    14        18          4        37       70         38        (32)        44
   Columbia River power projects(1) ...............     -         -          -         -       90          -        (90)         -
   Government operating (ministries) ..............    92        30        (62)       43      257        188        (69)       185
   Other(2) .......................................    22        17         (5)       20       77         76         (1)        19
                                                    ------   -------     ------    ------  -------    -------     ------    -------
   TOTAL TAXPAYER-SUPPORTED .......................   894     1,011        117       908    1,943      2,070        127      1,883
                                                    ------   -------     ------    ------  -------    -------     ------    -------
SELF-SUPPORTED
   BC Hydro .......................................   415       283       (132)      301      821        711       (110)       636
   BC Rail ........................................     4        22         18        22       17         25          8         33
   Columbia River power projects(1) ...............    58        52         (6)       60        -         96         96        100
   ICBC(3) ........................................    21        12         (9)        7       66         35        (31)        26
   BC Lotteries ...................................    38        42          4        26       75        135         60         49
   Liquor Distribution Branch .....................     6         1         (5)        2       12         12          -          2
                                                    ------   -------     ------    ------  -------    -------     ------    -------
   TOTAL SELF-SUPPORTED ...........................   542       412       (130)      418      991      1,014         23        846
                                                    ------   -------     ------    ------  -------    -------     ------    -------
   TOTAL CAPITAL EXPENDITURES ..................... 1,436     1,423        (13)    1,326    2,934      3,084        150      2,729
                                                    ------   -------     ------    ------  -------    -------     ------    -------
                                                    ------   -------     ------    ------  -------    -------     ------    -------
------------------------------------------------------------------------------------------------------------------------------------

(1) Joint ventures of the Columbia Power Corporation (CPC) and Columbia Basin Trust (CBT). This capital spending has reverted to self-supported status.

(2) Includes BC Housing Management Commission, Provincial Rental Housing Corporation, BC Buildings Corporation, Ministry of Attorney General, Ministry of Public Safety and Solicitor General, Ministry of Children and Family Development, and BC Transit.

(3) Includes ICBC Properties Ltd.


--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

                                     APPENDIX                                 47
--------------------------------------------------------------------------------

TABLE A.11   2004/05 CAPITAL EXPENDITURE PROJECTS GREATER THAN $50 MILLION(1)

NOTE: INFORMATION IN BOLD TYPE DENOTES CHANGES FROM THE 2004/05 FIRST QUARTERLY
      REPORT.

------------------------------------------------------------------------------------------------------------------------------------

                                                       FORECAST     CUMULATIVE      SPENDING     CUMULATIVE     TOTAL      TOTAL
                                              START   COMPLETION    SPENDING AT    APRIL 1 TO    SPENDING AT   PROJECT    PROJECT
   ($ MILLIONS)                               DATE       DATE    MAR. 31, 2004(2)+  SEPT. 30  =SEPT. 30, 2004  BUDGET(3) FORECAST(3)
------------------------------------------------------------------------------------------------------------------------------------
ADVANCED EDUCATION FACILITIES(4)
   UBC - Life Sciences Centre ............... Apr. 2002  MAR. 2005          72              24          96        110       110
   SFU - SURREY CENTRAL CITY CAMPUS ......... MAR. 2004  SEPT. 2007         35               2          37         70        70
                                                                        -------         ------      -------   --------   ---------
     Total advanced education ...............                              107              26         133        180       180
                                                                        -------         ------      -------   --------   ---------
HEALTH FACILITIES(4)
   Vancouver General Hospital,
        redevelopment project ............... Sept. 2000 Jan. 2007(5)       83               6          89        156       156
   Academic Ambulatory Care Centre .......... FALL 2004  SUMMER/06           -               -           -         95        95
                                                                        -------         ------      -------   --------   ---------
     Total health facilities ................                               83               6          89        251       251
                                                                        -------         ------      -------   --------   ---------
TRANSPORTATION
   Trans Canada Highway - 5 Mile (Yoho)
      Bridge ................................ May 1999   Fall 2006          27               5          32         42(6)     42(6)
   Nisga'a Highway .......................... Aug. 1998  Fall 2005          38               4          42         52        52
   SEA-TO-SKY highway ....................... April 2003 Winter 2009        11              22          33        TBD(7)    TBD(7)
   SKYTRAIN extension - phase(1)............. Sept. 1998 June 2006       1,062               9       1,071      1,167     1,107
                                                                        -------         ------      -------   --------   ---------
     Total transportation ...................                            1,138              40       1,178      1,261     1,201
                                                                        -------         ------      -------   --------   ---------
POWER GENERATION
   BC Hydro
   - Georgia Strait pipeline crossing(8) .... April 2000   TBD              27               -          27        131       209
   - Vancouver Island generation project .... PROJECT RESPONSIBILITY TRANSFERRED TO THE PRIVATE SECTOR(9)
   - Seven Mile Dam safety improvements ..... June 1999    Mar. 2005        42              10          52        100        62
   - Mica Dam - generator stator replacement. Feb. 2004    July 2009         -               1           1         52        63
   - Peace Canyon Dam - generator stator
        replacement and rotor modification .. Feb. 2004    July 2009         -               -           -         64        64
   Brilliant Expansion Power Corporation(10)
   - Brilliant Dam power expansion .......... Oct. 2002    Aug. 2006        84              51          135        205       205
                                                                        -------         ------      -------   --------   ---------
        Total power generation ..............                              153              62          215        552       603
                                                                        -------         ------      -------   --------   ---------
OTHER
   ICBC Properties Ltd.
   - Surrey Central City Mall Ltd ........... Sept. 1999   Dec. 2005(11)   230               6          236        312       269
   Vancouver Convention and Exhibition
        Centre expansion ....................     2003         2008         44               -           44        230       230(12)
                                                                        -------         ------      -------   --------   ---------
        Total other .........................                              274               6          280        542       499
                                                                        -------         ------      -------   --------   ---------
                                                                        -------         ------      -------   --------   ---------

(1) Only projects that have been approved by Treasury Board are included in this table. Ministry service plans may include projects that still require final approval.

(2) Total expenditures since commencement of each project.

(3) Represents sum of annual budgeted expenditures to complete each project.

(4) Amounts shown exclude interest costs incurred during construction.

(5) Individual components were completed starting in December 2000 and will continue to be completed before the end of the overall project.

(6) Amount represents the provincial portion of this cost-shared project with the federal government. Total project budget is $65 million.

(7) The provincial and private sector portions of this cost-shared project are to be determined. Total project cost is estimated at $600 million.

(8) Project co-sponsored with a private sector company. The amounts shown represent BC Hydro's 50 per cent share of the costs; however, only partial funding as been approved to date.

(9) Duke Point Power Limited Partnersip was the successful proponent to provide electricity to Vancouver Island, subject to BC Utilities Commission approval. Some of the costs already incurred by BC Hydro will be recovered from the private sector proponent.

(10)A joint venture of the Columbia Power Corporation and the Columbia Basin Trust.

(11)The base building was substantially completed in January 2003; however, work to prepare space for new tenants is still required.

(12)Amount represents the provincial portion of this cost-shared project with the federal government and the tourism industry.

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

48                                     APPENDIX
--------------------------------------------------------------------------------

TABLE A.12 2004/05 PROVINCIAL DEBT(1)

------------------------------------------------------------------------------------------------------------------------------------
                                                     BALANCE AT SEPTEMBER 30, 2004               FORECAST AT MARCH 31, 2005
                                                ----------------------------------------   -----------------------------------------
                                    BALANCE                 DEBT OUTSTANDING                          DEBT OUTSTANDING
                                    MARCH 31,       NET     ----------------                 NET      ----------------
($ MILLIONS)                         2004        CHANGE(2)   ACTUAL  BUDGET    VARIANCE    CHANGE(2)  FORECAST   BUDGET    VARIANCE
------------------------------------------------------------------------------------------------------------------------------------
TAXPAYER-SUPPORTED DEBT
   Provincial government operating ... 15,754       (968)   14,786   16,836      (2,050)    (1,516)      14,238   16,615    (2,377)
   Education facilities
     Schools .........................  4,409         13     4,422    4,507         (85)        92        4,501    4,557       (56)
     Post-secondary institutions .....  2,114        125     2,239    2,201          38        196        2,310    2,344       (34)
                                      --------      -----  -------  -------     -------    --------   --------  -------    --------
                                        6,523        138     6,661    6,708         (47)       288       6,811     6,901       (90)
                                      --------      -----  -------  -------     -------    --------   --------  -------    --------
   Health facilities .................  2,218          8     2,226    2,413        (187)       175       2,393     2,479       (86)
                                      --------      -----  -------  -------     -------    --------   --------  -------    --------
   Highways and public transit
     BC Transportation Financing
          Authority ..................  2,764         94     2,858    2,803          55        131       2,895    2,874         21
     BC Transit ......................     83         (3)       80       83          (3)         4          87       88         (1)
     Public transit ..................    914         (7)      907      914          (7)        (4)        910      915         (5)
     SKYTRAIN extension ..............  1,119          8     1,127    1,132          (5)        19       1,138    1,141         (3)
                                      --------      -----  -------  -------     -------    --------   --------  -------    --------
                                        4,880         92     4,972    4,932          40        150       5,030    5,018         12
                                      --------      -----  -------  -------     -------    --------   --------  -------    --------
   Other
     BC Buildings ....................    317        (15)      302      283          19        (21)        296      247         49
     Social housing(3) ...............    156        (22)      134      179         (45)        21         177      180         (3)
     Homeowner Protection Office .....    129         16       145      130          15         15         144      126         18
     Columbia River power projects(4)       -          -         -        -           -          -           -      262       (262)
     Other(5) ........................    116        269       385      348          37        246         362      344         18
                                          718        248       966      940          26        261         979    1,159       (180)
                                      --------      -----  -------  -------     -------    --------   --------  -------    --------
TOTAL TAXPAYER-SUPPORTED DEBT ........ 30,093       (482)   29,611   31,829      (2,218)      (642)     29,451   32,172     (2,721)
                                      --------      -----  -------  -------     -------    --------   --------  -------    --------
SELF-SUPPORTED DEBT
   Commercial Crown corporations
        and agencies
     BC Hydro ........................  7,040        134     7,174    7,238         (64)       (31)      7,009    7,174       (165)
     BC Rail .........................    477       (365)      112        -         112       (477)          -        -          -
     Columbia River power projects(4)     215         (4)      211      239         (28)        37         252        -        252
     Liquor Distribution Branch.......      7         (1)        6        7          (1)        (1)          6        6          -
                                        7,739       (236)    7,503    7,484          19       (472)      7,267    7,180         87
   Warehouse borrowing program .......      -        171       171        -         171          -           -        -          -
                                      --------      -----  -------  -------     -------    --------   --------  -------    --------
TOTAL SELF-SUPPORTED DEBT ............  7,739        (65)    7,674    7,484         190       (472)      7,267    7,180         87
                                      --------      -----  -------  -------     -------    --------   --------  -------    --------
FORECAST ALLOWANCE ...................      -          -         -        -           -        300         300      100        200
                                      --------      -----  -------  -------     -------    --------   --------  -------    --------
TOTAL PROVINCIAL DEBT ................ 37,832       (547)   37,285   39,313      (2,028)      (814)     37,018   39,452     (2,434)
                                      --------      -----  -------  -------     -------    --------   --------  -------    --------
                                      --------      -----  -------  -------     -------    --------   --------  -------    --------

(1) Debt includes provincial government direct debt, fiscal agency loans, other debt that has been guaranteed by the provincial government, and certain other debt that is not provincially guaranteed.

(2) Gross new long-term borrowing plus net change in short-term debt outstanding, less sinking fund contributions, sinking fund earnings and net maturities of long-term debt (after deduction of sinking fund balances for maturing issues).

(3) Includes the BC Housing Management Commission and the Provincial Rental Housing Corporation.

(4) Joint ventures of the Columbia Power Corporation (CPC) and Columbia Basin Trust (CBT). This debt has reverted to self-supported status.

(5) Includes other taxpayer-supported Crown corporations and agencies, student loan guarantees, loan guarantees to agricultural producers, guarantees issued under economic development and home mortgage assistance programs, and loan guarantee provisions. Starting in 2004/05, it also includes a $255 million indemnity to CN related to tax attributes with respect to the BC Rail investment partnership.

--------------------------------------------------------------------------------
                        SECOND QUARTERLY REPORT 2004/05

                                     APPENDIX                                 49
--------------------------------------------------------------------------------

TABLE A.13   2004/05 STATEMENT OF FINANCIAL POSITION

-------------------------------------------------------------------------------------------------------------------------
                                                                           ACTUAL         YEAR-TO-DATE        FORECAST
                                                                          MARCH 31,       SEPTEMBER 30,       MARCH 31,
($ MILLIONS)                                                               2004              2004               2005
-------------------------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS
Cash and temporary investments ..........................................   2,547              4,189            3,248
Other financial assets ..................................................   6,492              6,045            7,129
Sinking funds ...........................................................   3,730              3,382            3,550
Investments in commercial Crown corporations:
Retained earnings .......................................................   2,989              3,444            3,027
     Recoverable capital loans ..........................................   7,512              7,169            7,004
                                                                         ---------          ---------        ---------
                                                                           10,501             10,613           10,031
                                                                         ---------          ---------        ---------
                                                                           23,270             24,229           23,958
                                                                         ---------          ---------        ---------
LIABILITIES
Accounts payable and accrued liabilities ................................   6,786              6,587            6,859
Deferred revenue ........................................................   2,683              3,526            3,328
Debt:
   Taxpayer-supported debt ..............................................  30,093             29,611           29,451
   Self-supported debt ..................................................   7,739              7,674            7,267
        Forecast allowance ..............................................       -                  -              300
                                                                         ---------          ---------        ---------
Total provincial debt ...................................................  37,832             37,285           37,018
   ADD: sinking funds presented as assets ...............................   3,730              3,382            3,550
        Less : guarantees and non-guaranteed debt .......................    (401)              (768)            (679)
                                                                         ---------          ---------        ---------
                                                                           41,161             39,899           39,889
                                                                         ---------          ---------        ---------
                                                                           50,630             50,012           50,076
                                                                         ---------          ---------        ---------
NET LIABILITIES ......................................................... (27,360)           (25,783)         (26,118)
                                                                         ---------          ---------        ---------
CAPITAL AND OTHER ASSETS
   Tangible capital assets ..............................................  22,253             22,543           22,954
   Other assets .........................................................     364                367              383
                                                                         ---------          ---------        ---------
                                                                           22,617             22,910           23,337
                                                                         ---------          ---------        ---------
ACCUMULATED SURPLUS (DEFICIT) ...........................................  (4,743)            (2,873)          (2,781)
                                                                         ---------          ---------        ---------
                                                                         ---------          ---------        ---------

CHANGES IN FINANCIAL POSITION

--------------------------------------------------------------------------------------------------------------------------
                                                                                          YEAR-TO-DATE          FORECAST
                                                                                          SEPTEMBER 30,         MARCH 31,
($ MILLIONS)                                                                                 2004                 2005
--------------------------------------------------------------------------------------------------------------------------
CHANGE IN ACCUMULATED DEFICIT:
   Surplus for the period ..................................................................   (1,852)            (1,944)
   Accounting policy equity adjustments  ...................................................      (18)               (18)
                                                                                            ---------           ---------
                                                                                               (1,870)            (1,962)
CAPITAL ASSET CHANGES:
      Taxpayer-supported capital investments ...............................................    1,011              2,070
        LESS: amortization and valuation adjustments .......................................     (718)            (1,350)
                                                                                            ---------           ---------
                                                                                                  293                720
                                                                                            ---------           ---------
INCREASE (DECREASE) IN NET LIABILITIES .....................................................   (1,577)            (1,242)
                                                                                            ---------           ---------
INVESTMENT AND WORKING CAPITAL CHANGES:
   Increase (reduction) in cash and temporary investments ..................................    1,642                701
   Increase in total investment in commercial Crown corporations ...........................      270                890
     LESS: loan repayments and valuation adjustments .......................................     (158)            (1,360)
                                                                                            ---------           ---------
                                                                                                  112               (470)
   Other working capital changes ...........................................................   (1,091)               (81)
                                                                                            ---------           ---------
                                                                                                  663                150
                                                                                            ---------           ---------
INCREASE (DECREASE) IN GUARANTEES AND NON-GUARANTEED DEBT ..................................      367                278
                                                                                            ---------           ---------
INCREASE (DECREASE) IN TOTAL PROVINCIAL DEBT  ..............................................     (547)              (814)
                                                                                            ---------           ---------
                                                                                            ---------           ---------
--------------------------------------------------------------------------------------------------------------------------